Exhibit 4.2
AMENDED AND RESTATED DECLARATION
OF TRUST
FLAGSTAR STATUTORY TRUST XI
Dated as of June 30, 2009

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Page
SECTION 4.4. [Reserved]	27
SECTION 4.5. Administrators	28
SECTION 4.6. [Reserved]	28
SECTION 4.7. Appointment, Removal and Resignation of the Trustees and the Administrators	28
SECTION 4.8. Vacancies Among Trustees	30
SECTION 4.9. Effect of Vacancies	30
SECTION 4.10. Meetings of the Trustees and the Administrators	30
SECTION 4.11. Delegation of Power	31
SECTION 4.12. Merger, Conversion, Consolidation or Succession to Business	31

ARTICLE V
DISTRIBUTIONS

SECTION 5.1. Distributions	31

ARTICLE VI
ISSUANCE OF SECURITIES

SECTION 6.1. General Provisions Regarding Securities	32
SECTION 6.2. Paying Agent, Transfer Agent and Registrar	33
SECTION 6.3. Form and Dating	33
SECTION 6.4. Book-Entry Capital Securities	34
SECTION 6.5. Mutilated, Destroyed, Lost or Stolen Certificates	36
SECTION 6.6. Temporary Securities	36
SECTION 6.7. Cancellation	36
SECTION 6.8. Rights of Holders; Waivers of Past Defaults	37

ARTICLE VII
DISSOLUTION AND TERMINATION OF TRUST

SECTION 7.1. Dissolution and Termination of Trust	39

ARTICLE VIII
TRANSFER OF INTERESTS

SECTION 8.1. General	40
SECTION 8.2. Transfer Procedures and Restrictions	41
SECTION 8.3. Deemed Security Holders	44

ARTICLE IX
LIMITATION OF LIABILITY OF HOLDERS OF SECURITIES, TRUSTEES OR OTHERS

SECTION 9.1. Liability	44

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TABLE OF CONTENTS
(continued)
Page

ANNEXES AND EXHIBITS

ANNEX I	Terms of TP Securities and Common Securities	I-1

EXHIBIT A-1	Form of Capital Security Certificate	A-1-1
EXHIBIT A-2	Form of Common Security Certificate	A-2-1

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AMENDED AND RESTATED DECLARATION OF TRUST
OF
FLAGSTAR STATUTORY TRUST XI
June 30, 2009
     AMENDED AND RESTATED DECLARATION OF TRUST (this “Declaration”), dated and effective as of June 30, 2009, by the Trustees (as defined herein), the Administrators (as defined herein), the Sponsor (as defined herein) and the holders from time to time of undivided beneficial interests in the assets of the Trust (as defined herein) to be issued pursuant to this Declaration.
     WHEREAS, the Delaware Trustee and the Sponsor established Flagstar Statutory Trust XI (the “Trust”), a statutory trust under the Statutory Trust Act (as defined herein), pursuant to a Declaration of Trust, dated as of March 18, 2009 (the “Original Declaration”), and a Certificate of Trust filed with the Secretary of State of the State of Delaware on March18, 2009, for the sole purpose of issuing and selling certain securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in the Debentures (as defined herein) of the Debenture Issuer (as defined herein) in connection with the issuance of the Capital Securities (as defined herein);
     WHEREAS, as of the date hereof, no interests in the assets of the Trust have been issued; and
     WHEREAS, all of the Trustees, the Administrators and the Sponsor, by this Declaration, amend and restate each and every term and provision of the Original Declaration.
     NOW, THEREFORE, it being the intention of the parties hereto to continue the Trust as a statutory trust under the Statutory Trust Act and that this Declaration constitutes the governing instrument of such statutory trust, and that all assets contributed to the Trust will be held in trust for the benefit of the holders, from time to time, of the securities representing undivided beneficial interests in the assets of the Trust issued hereunder, subject to the provisions of this Declaration, and, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound hereby, amend and restate in its entirety the Original Declaration and agree as follows:
ARTICLE I
INTERPRETATION AND DEFINITIONS
     SECTION 1.1. Definitions. Unless the context otherwise requires:
          (a) capitalized terms used in this Declaration but not defined in the preamble above or elsewhere herein have the respective meanings assigned to them in this Section 1.1 or, if not defined in this Section 1.1 or elsewhere herein, in the Indenture;

          (b) a term defined anywhere in this Declaration has the same meaning throughout;
          (c) all references to “the Declaration” or “this Declaration” are to this Declaration as modified, supplemented or amended from time to time, including any Annexes and Exhibits hereto;
          (d) all references in this Declaration to Articles and Sections and Annexes and Exhibits are to Articles and Sections of and Annexes and Exhibits to this Declaration unless otherwise specified;
          (e) a term when used in this Declaration in connection with the Trust Indenture Act has the same meaning as specified in the Trust Indenture Act unless otherwise defined in this Declaration or unless the context otherwise requires; and
          (f) a reference to the singular includes the plural and vice versa.
     “Additional Interest” has the meaning set forth in Section 3.06 of the Indenture.
     “Administrative Action” has the meaning set forth in Section 4(a) of Annex I.
     “Administrators” means each of Mark T. Hammond and Paul D. Borja, solely in such Person’s capacity as Administrator of the Trust continued hereunder and not in such Person’s individual capacity, or such Administrator’s successor in interest in such capacity, or any successor appointed as herein provided.
     “Affiliate” has the same meaning as given to that term in Rule 405 of the Securities Act or any successor rule thereunder.
     “Applicable Depositary Procedures” means, with respect to any transfer or transaction involving a Book-Entry Capital Security, the rules and procedures of the Depositary for such Book-Entry Capital Security, in each case to the extent applicable to such transaction and as in effect from time to time.
     “Authorized Officer” of a Person means any Person that is authorized to bind such Person.
     “Bankruptcy Event” means, with respect to any Person:
          (a) a court having jurisdiction in the premises enters a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or for any substantial part of its property, or orders the winding-up or liquidation of its affairs, and such decree, appointment or order remains unstayed and in effect for a period of 90 consecutive days; or
          (b) such Person commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Person of any substantial part of its property, or makes any general assignment for the benefit of creditors, or fails generally to pay its debts as they become due.
     “Book-Entry Capital Security” means a Capital Security, the ownership and transfers of which shall be made through book entries by a Depositary.
     “Business Day” means any day other than Saturday, Sunday or any other day on which banking institutions in Wilmington, Delaware or New York City or the city of the Corporate Trust Office are permitted or required by any applicable law or executive order to close.
     “Capital Securities” has the meaning set forth in Section 6.1(a).
     “Capital Securities Purchase Agreement” means the Capital Securities Purchase Agreement among the Trust, the Sponsor and the Purchaser purchasing Capital Securities pursuant thereto.
     “Capital Security Certificate” means a definitive Certificate registered in the name of the Holder representing a Capital Security substantially in the form of Exhibit A-1.
     “Capital Treatment Event” has the meaning set forth in Section 4(a) of Annex I.
     “Certificate” means any certificate evidencing Securities.
     “Certificate of Trust” means the certificate of trust filed with the Secretary of State of the State of Delaware with respect to the Trust, as may be amended and restated from time to time.
     “Closing Date” has the meaning set forth in the Capital Securities Purchase Agreement.
     “Closing Price” means, with respect to the Common Stock on any date of determination, the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock on the NYSE on such date. If the Common Stock is not traded on the NYSE on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose. For purposes of this Indenture, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock on the NYSE shall be such closing sale price and last reported sale price as reflected on the website of the NYSE (http://www.nyse.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of the NYSE and as reported by

Bloomberg Professional Service, the closing sale price and last reported sale price on the website of the NYSE shall govern. If the date of determination is not a Trading Day, then such determination shall be made as of the last Trading Day prior to such date.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation.
     “Commission” means the United States Securities and Exchange Commission.
     “Common Securities” has the meaning set forth in Section 6.1(a).
     “Common Security Certificate” means a definitive Certificate registered in the name of the Holder representing a Common Security substantially in the form of Exhibit A-2.
     “Common Stock” means the common stock, par value $0.01 per share, of the Sponsor.
     “Company Indemnified Person” means (a) any Administrator; (b) any Affiliate of any Administrator; (c) any officers, directors, shareholders, members, partners, employees, representatives or agents of any Administrator; or (d) any officer, employee or agent of the Trust or its Affiliates.
     “Conversion Agent” has the meaning set forth in Section 7 of Annex I.
     “Conversion Date” has the meaning set forth in Section 7 of Annex I.
     “Conversion Price” has the meaning set forth in Section 7 of Annex I.
     “Conversion Request” has the meaning set forth in Section 7 of Annex I.
     “Corporate Trust Office” means the office of the Institutional Trustee at which the corporate trust business of the Institutional Trustee shall, at any particular time, be principally administered, which office shall at all times be located in the United States and at the date of execution of this Declaration is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.
     “Covered Person” means: (a) any Administrator, officer, director, shareholder, partner, member, representative, employee or agent of (i) the Trust or (ii) the Trust’s Affiliates; and (b) any Holder of Securities.
     “Creditor” has the meaning set forth in Section 3.3.
     “Debenture Issuer” means Flagstar Bancorp, Inc., a savings and loan holding company incorporated in Michigan, in its capacity as issuer of the Debentures under the Indenture.
     “Debenture Trustee” means Wilmington Trust Company, not in its individual capacity but solely as trustee under the Indenture until a successor is appointed thereunder, and thereafter means such successor trustee.

     “Debentures” means the Convertible Junior Subordinated Debt Securities due September 15, 2039 to be issued by the Debenture Issuer under the Indenture.
     “Deferred Interest” means any interest on the Debentures that would have been overdue and unpaid for more than one Distribution Payment Date but for the imposition of an Extension Period, and the interest that shall accrue (to the extent that the payment of such interest is legally enforceable) on such interest at the Distribution Rate applicable during such Extension Period, compounded quarterly from the date on which such Deferred Interest would otherwise have been due and payable until paid or made available for payment.
     “Delaware Trustee” has the meaning set forth in Section 4.2.
     “Depositary” means an organization registered as a clearing agency under the Exchange Act that is designated as Depositary by the Sponsor or any successor thereto. The initial Depositary if Book-Entry Capital Securities are issued will be DTC.
     “Depositary Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers and pledges of securities deposited with the Depositary.
     “Direct Action” has the meaning set forth in Section 2.8(e).
     “Distribution” means a distribution payable to Holders of Securities in accordance with Section 5.1.
     “Distribution Payment Date” has the meaning set forth in Section 2(e) of Annex I.
     “Distribution Period” means (a) with respect to the initial Distribution Period, the period beginning on the original date of issuance of the Securities, to, but excluding, the next succeeding Distribution Payment Date; (b) with respect to the last Distribution Period, the period beginning on (and including) the preceding Distribution Payment Date and ending on the Redemption Date, Special Redemption Date or Maturity Date (each as defined in the Indenture), as the case may be, for the related Debentures; and (c) with respect to any other Distribution Period, the period beginning on (and including) the preceding Distribution Payment Date and ending on (but excluding) such Distribution Payment Date.
     “Distribution Rate” has the meaning set forth in Section 2(a) of Annex I.
     “DTC” means the Depository Trust Company or any successor thereto.
     “Event of Default” means the occurrence of an Indenture Event of Default.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation.
     “Extension Period” has the meaning set forth in Section 2(e) of Annex I.

     “Fiduciary Indemnified Person” shall mean each of the Institutional Trustee (including in its individual capacity), the Delaware Trustee (including in its individual capacity), any Affiliate of the Institutional Trustee or the Delaware Trustee, and any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the Institutional Trustee or the Delaware Trustee.
     “Fiscal Year” has the meaning set forth in Section 10.1.
     “Global Capital Security” means a Capital Securities Certificate evidencing ownership of Book-Entry Capital Securities.
     “Guarantee” means the Guarantee Agreement, dated as of the Closing Date, of the Guarantor in respect of the Capital Securities.
     “Guarantor” means the Sponsor.
     “Holder” means a Person in whose name a Certificate representing a Security is registered on the register maintained by or on behalf of the Registrar, such Person being a beneficial owner within the meaning of the Statutory Trust Act.
     “Indemnified Person” means a Company Indemnified Person or a Fiduciary Indemnified Person.
     “Indenture” means the Indenture, dated as of the Closing Date, between the Debenture Issuer and the Debenture Trustee, and any indenture supplemental thereto pursuant to which the Debentures are to be issued, as such Indenture and any supplemental indenture may be amended, supplemented or otherwise modified from time to time.
     “Indenture Event of Default” means an “Event of Default” as defined in the Indenture.
     “Institutional Trustee” means the Trustee meeting the eligibility requirements set forth in Section 4.3.
     “Investment Company” means an investment company as defined in the Investment Company Act.
     “Investment Company Act” means the Investment Company Act of 1940, as amended from time to time, or any successor legislation.
     “Investment Company Event” has the meaning set forth in Section 4(a) of Annex I.
     “Liquidation” has the meaning set forth in Section 3 of Annex I.
     “Liquidation Distribution” has the meaning set forth in Section 3 of Annex I.
     “Majority in liquidation amount of the Securities” means Holders of outstanding Securities voting together as a single class or, as the context may require, Holders of outstanding Capital Securities or Holders of outstanding Common Securities voting separately as a class, who are the record owners of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Securities of the relevant class.
     “Notice” has the meaning set forth in Section 2.11 of the Indenture.
     “NYSE” means The New York Stock Exchange.
     “Officers’ Certificate” means, with respect to any Person, a certificate signed by two Authorized Officers of such Person. Any Officers’ Certificate delivered with respect to compliance with a condition or covenant provided for in this Declaration shall include:
          (a) a statement that each officer signing the Officers’ Certificate has read the covenant or condition and the definitions relating thereto;
          (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers’ Certificate;
          (c) a statement that each such officer has made such examination or investigation as, in such officer’s opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and
          (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.
     “Owner” means each Person who is the beneficial owner of Book-Entry Capital Securities as reflected in the records of the Depositary or, if a Depositary Participant is not the beneficial owner, then the beneficial owner as reflected in the records of the Depositary Participant.
     “Paying Agent” has the meaning set forth in Section 6.2.
     “Payment Amount” has the meaning set forth in Section 5.1.
     “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.
     “PORTAL” has the meaning set forth in Section 2.6(a)(i)(E).
     “Purchaser” means MP Thrift Investments L.P. a Delaware limited partnership.
     “Property Account” has the meaning set forth in Section 2.8(c).
     “Pro Rata” has the meaning set forth in Section 8 of Annex I.
     “QIB” means a “qualified institutional buyer” as defined under Rule 144A.

     “Quorum” means a majority of the Administrators or, if there are only two Administrators, both of them.
     “Redemption Date” has the meaning set forth in Section 4(a) of Annex I.
     “Redemption/Distribution Notice” has the meaning set forth in Section 4(e) of Annex I.
     “Redemption Price” has the meaning set forth in Section 4(a) of Annex I.
     “Registrar” has the meaning set forth in Section 6.2.
     “Relevant Trustee” has the meaning set forth in Section 4.7(a).
     “Responsible Officer” means, with respect to the Institutional Trustee, any officer with responsibility for the administration of this Declaration, the Indenture or the Guarantee within the Corporate Trust Office of the Institutional Trustee, including any vice-president, any assistant vice-president, any secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or other officer of the Corporate Trust Office of the Institutional Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer’s knowledge of and familiarity with the particular subject.
     “Restricted Securities Legend” has the meaning set forth in Section 8.2(c).
     “Rule 144A” means Rule 144A promulgated under the Securities Act, as amended from time to time, or any successor legislation.
     “Rule 3a-5” means Rule 3a-5 promulgated under the Investment Company Act.
     “Rule 3a-7” means Rule 3a-7 promulgated under the Investment Company Act.
     “Securities” means the Common Securities and the Capital Securities, as applicable.
     “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor legislation.
     “Special Event” has the meaning set forth in Section 4(a) of Annex I.
     “Special Redemption Date” has the meaning set forth in Section 4(a) of Annex I.
     “Special Redemption Price” has the meaning set forth in Section 4(a) of Annex I.
     “Sponsor” means Flagstar Bancorp, Inc., a savings and loan holding company that is a U.S. Person incorporated in Michigan, or any successor entity in a merger, consolidation or amalgamation that is a U.S. Person, in its capacity as sponsor of the Trust.
     “Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., as it may be amended from time to time, or any successor legislation.

     “Successor Delaware Trustee” has the meaning set forth in Section 4.7(e).
     “Successor Entity” has the meaning set forth in Section 2.15(b).
     “Successor Institutional Trustee” has the meaning set forth in Section 4.7(b).
     “Successor Securities” has the meaning set forth in Section 2.15(b).
     “Super Majority” has the meaning set forth in Section 5(b) of Annex I.
     “Tax Event” has the meaning set forth in Section 4(a) of Annex I.
     “Temporary Securities” has the meaning set forth in Section 6.6.
     “10% in liquidation amount of the Securities” means Holders of outstanding Securities voting together as a single class or, as the context may require, Holders of outstanding Capital Securities or Holders of outstanding Common Securities voting separately as a class, who are the record owners of 10% or more of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Securities of the relevant class.
     “Trading Day” means a day on which the shares of Common Stock: (a) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and (b) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.
     “Transfer Agent” has the meaning set forth in Section 6.2.
     “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.
     “Trust Property” means (a) the Debentures, (b) any cash on deposit in, or owing to, the Property Account and (c) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Institutional Trustee pursuant to the trusts of this Declaration.
     “Trustee” or “Trustees” means each Person who has signed this Declaration as a trustee, so long as such Person shall continue in office in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as Trustees in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as trustees hereunder.
     “U.S. Person” means a United States Person as defined in Section 7701(a)(30) of the Code.

ARTICLE II
ORGANIZATION
     SECTION 2.1. Name. The Trust is continued hereby and shall be known as “Flagstar Statutory Trust XI,” as such name may be modified from time to time by the Administrators following written notice to the Institutional Trustee and the Holders of the Securities. The Trust’s activities may be conducted under the name of the Trust or any other name deemed advisable by the Administrators.
     SECTION 2.2. Office. The address of the principal office of the Trust, which shall be in a state of the United States or the District of Columbia, is 5151 Corporate Drive, Troy, Michigan 48098. On at least ten Business Days’ written notice to the Institutional Trustee and the Holders of the Securities, the Administrators may designate another principal office, which shall be in a state of the United States or the District of Columbia.
     SECTION 2.3. Purpose. The exclusive purposes and functions of the Trust are (a) to issue and sell the Securities representing undivided beneficial interests in the assets of the Trust, (b) to invest the gross proceeds from such sale to acquire the Debentures, (c) to facilitate direct investment in the assets of the Trust through issuance of the Common Securities and the Capital Securities and (d) except as otherwise limited herein, to engage in only those other activities necessary or incidental thereto, including, without limitation, those activities specified in this Declaration. The Trust shall not borrow money, issue debt or reinvest proceeds derived from investments, pledge any of its assets, or otherwise undertake (or permit to be undertaken) any activity that would cause the Trust not to be classified for United States federal income tax purposes as a grantor trust.
     SECTION 2.4. Authority. Except as specifically provided in this Declaration, the Institutional Trustee shall have exclusive and complete authority to carry out the purposes of the Trust. An action taken by a Trustee on behalf of the Trust and in accordance with such Trustee’s powers shall constitute the act of and serve to bind the Trust. In dealing with the Trustees acting on behalf of the Trust, no Person shall be required to inquire into the authority of the Trustees to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Trustees as set forth in this Declaration. The Administrators shall have only those ministerial duties set forth herein with respect to accomplishing the purposes of the Trust and are not intended to be trustees or fiduciaries with respect to the Trust or the Holders. The Institutional Trustee shall have the right, but shall not be obligated except as provided in Section 2.6, to perform those duties assigned to the Administrators.
     SECTION 2.5. Title to Property of the Trust. Except as provided in Section 2.6(g) and Section 2.8 with respect to the Debentures and the Property Account or as otherwise provided in this Declaration, legal title to all assets of the Trust shall be vested in the Trust. The Holders shall not have legal title to any part of the assets of the Trust, but shall have an undivided beneficial interest in the assets of the Trust.

     SECTION 2.6. Powers and Duties of the Trustees and the Administrators.
          (a) The Trustees and the Administrators shall conduct the affairs of the Trust in accordance with the terms of this Declaration. Subject to the limitations set forth in paragraph (b) of this Section, and in accordance with the following clauses (i) and (ii), the Administrators and, at the direction of the Administrators, the Trustees, shall have the authority to enter into all transactions and agreements determined by the Administrators to be appropriate in exercising the authority, express or implied, otherwise granted to the Trustees or the Administrators, as the case may be, under this Declaration, and to perform all acts in furtherance thereof, including without limitation, the following:
     (i) Each Administrator shall have the power, duty and authority, and is hereby authorized, to act on behalf of the Trust with respect to the following matters:
     (A) the issuance and sale of the Securities;
     (B) to acquire the Debentures with the proceeds of the sale of the Securities; provided, however, that the Administrators shall cause legal title to the Debentures to be held of record in the name of the Institutional Trustee for the benefit of the Holders;
     (C) to cause the Trust to enter into, and to execute, deliver and perform on behalf of the Trust, such agreements as may be necessary or desirable in connection with the purposes and function of the Trust, including agreements with the Paying Agent, a Debenture subscription or purchase agreement between the Trust and the Sponsor and a Common Securities subscription or purchase agreement between the Trust and the Sponsor;
     (D) ensuring compliance with the Securities Act and applicable state securities or blue sky laws;
     (E) if and at such time determined solely by the Sponsor at the request of the Holders, to provide for the issuance of Book-Entry Capital Securities in place of definitive Capital Securities Certificates and, in this regard, assisting in the designation of the Capital Securities for trading in the Private Offering, Resales and Trading through the Automatic Linkages (“PORTAL”) system if available; to cause the Trust to enter into, and to execute and deliver on behalf of the Trust, such agreements as may be necessary or desirable in connection with the purposes and function of the Trust, including agreements with the Paying Agent;
     (F) the sending of notices (other than notices of default) and other information regarding the Securities and the Debentures to the Holders in accordance with this Declaration, including notice of any notice received from the Debenture Issuer of its election to defer payments of interest on the Debentures by extending the interest payment period under the Indenture;
     (G) the appointment of, or the consent to the appointment of, a Paying Agent, Transfer Agent and Registrar in accordance with this Declaration, which appointment or consent shall not be unreasonably withheld or delayed;
     (H) execution and delivery of the Securities in accordance with this Declaration;
     (I) execution and delivery of closing certificates pursuant to the Capital Securities Purchase Agreement and the application for a taxpayer identification number;
     (J) unless otherwise determined by the Holders of a Majority in liquidation amount of the Securities or as otherwise required by the Statutory Trust Act, to execute on behalf of the Trust (either acting alone or together with any or all of the Administrators) any documents that the Administrators have the power to execute pursuant to this Declaration;
     (K) the taking of any action incidental to the foregoing as the Sponsor, the Institutional Trustee or an Administrator may from time to time determine is necessary or advisable to give effect to the terms of this Declaration for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder);
     (L) to establish a record date with respect to all actions to be taken hereunder that require a record date be established, including Distributions, voting rights, redemptions and exchanges, and to issue relevant notices to the Holders of Capital Securities and Holders of Common Securities as to such actions and applicable record dates;
     (M) to duly prepare and file on behalf of the Trust all applicable tax returns and tax information reports that are required to be filed with respect to the Trust;
     (N) to negotiate the terms of, and the execution and delivery of, the Capital Securities Purchase Agreement providing for the sale of the Capital Securities;
     (O) to employ or otherwise engage employees, agents (who may be designated as officers with titles), managers, contractors, advisors, attorneys and consultants and pay reasonable compensation for such services;
     (P) to incur expenses that are necessary or incidental to carry out any of the purposes of the Trust;

     (Q) to give the certificate required by § 314(a)(4) of the Trust Indenture Act to the Institutional Trustee, which certificate may be executed by an Administrator; and
     (R) to take all action that may be necessary or appropriate for the preservation and the continuation of the Trust’s valid existence, rights, franchises and privileges as a statutory trust under the laws of each jurisdiction (other than the State of Delaware) in which such existence is necessary to protect the limited liability of the Holders of the Capital Securities or to enable the Trust to effect the purposes for which the Trust was created.
     (ii) As among the Trustees and the Administrators, the Institutional Trustee shall have the power, duty and authority, and is hereby authorized, to act on behalf of the Trust with respect to the following matters:
     (A) the establishment of the Property Account;
     (B) the receipt of the Debentures;
     (C) the collection of interest, principal and any other payments made in respect of the Debentures in the Property Account;
     (D) the distribution through the Paying Agent of amounts owed to the Holders in respect of the Securities;
     (E) the exercise of all of the rights, powers and privileges of a holder of the Debentures;
     (F) the sending of notices of default and other information regarding the Securities and the Debentures to the Holders in accordance with this Declaration;
     (G) the distribution of the Trust Property in accordance with the terms of this Declaration;
     (H) to the extent provided in this Declaration, the winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;
     (I) after any Event of Default (provided, that such Event of Default is not by or with respect to the Institutional Trustee), the taking of any action incidental to the foregoing as the Institutional Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Declaration and protect and conserve the Trust Property for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder);

     (J) to take all action that may be necessary or appropriate for the preservation and the continuation of the Trust’s valid existence, rights, franchises and privileges as a statutory trust under the laws of the State of Delaware, including, without limitation, actions to protect the limited liability of the Holders of the Capital Securities or to enable the Trust to effect the purposes for which the Trust was created;
     (K) to undertake any actions set forth in Section 317(a) of the Trust Indenture Act; and
     (L) at the direction of the Administrators, providing for the issuance of Book-Entry Capital Securities in place of definitive Capital Securities Certificates and assisting in the designation of the Capital Securities for trading in the PORTAL system if available.
     (iii) The Institutional Trustee shall have the power and authority, and is hereby authorized, to act on behalf of the Trust with respect to any of the duties, liabilities, powers or the authority of the Administrators set forth in Section 2.6(a)(i)(E), (F), (G) and (H) herein but shall not have a duty to do any such act unless specifically requested to do so in writing by the Sponsor, and shall then be fully protected in acting pursuant to such written request; and in the event of a conflict between the action of the Administrators and the action of the Institutional Trustee, the action of the Institutional Trustee shall prevail.
          (b) So long as this Declaration remains in effect, the Trust (or the Trustees or Administrators acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, neither the Trustees nor the Administrators may cause the Trust to (i) acquire any investments or engage in any activities not authorized by this Declaration, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Holders, except as expressly provided herein, (iii) take any action that would reasonably be expected (x) to cause the Trust to fail or cease to qualify as a “grantor trust” for United States federal income tax purposes, or (y) to require the Trust to register as an Investment Company under the Investment Company Act, (iv) incur any indebtedness for borrowed money or issue any other debt or (v) take or consent to any action that would result in the placement of a lien on any of the Trust Property. The Institutional Trustee shall, at the sole cost and expense of the Trust, defend all claims and demands of all Persons at any time claiming any lien on any of the Trust Property adverse to the interest of the Trust or the Holders in their capacity as Holders.
          (c) In connection with the issuance and sale of the Capital Securities, the Sponsor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Sponsor in furtherance of the following prior to the date of this Declaration are hereby ratified and confirmed in all respects):
     (i) the taking of any action necessary to obtain an exemption from the Securities Act;

     (ii) the determination of the States in which to take appropriate action to qualify or register for sale all or part of the Capital Securities and the determination of any and all such acts, other than actions which must be taken by or on behalf of the Trust, and the advisement of and direction to the Trustees of actions they must take on behalf of the Trust, and the preparation for execution and filing of any documents to be executed and filed by the Trust or on behalf of the Trust, as the Sponsor deems necessary or advisable in order to comply with the applicable laws of any such States in connection with the sale of the Capital Securities;
     (iii) the negotiation of the terms of, and the execution and delivery of, the Capital Securities Purchase Agreement providing for the sale of the Capital Securities; and
     (iv) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.
          (d) Notwithstanding anything herein to the contrary, the Administrators, the Institutional Trustee and the Holders of a Majority in liquidation amount of the Common Securities are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that (i) the Trust will not be deemed to be an Investment Company required to be registered under the Investment Company Act, and (ii) the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes and (iii) the Trust will not take any action inconsistent with the treatment of the Debentures as indebtedness of the Debenture Issuer for United States federal income tax purposes. In this connection, the Institutional Trustee, the Administrators and the Holders of a Majority in liquidation amount of the Common Securities are authorized to take any action, not inconsistent with applicable laws, the Certificate of Trust or this Declaration, as amended from time to time, that each of the Institutional Trustee, the Administrators and such Holders determine in their discretion to be necessary or desirable for such purposes, even if such action adversely affects the interests of the Holders of the Capital Securities.
          (e) All expenses incurred by the Administrators or the Trustees pursuant to this Section 2.6 shall be reimbursed by the Sponsor, and the Trustees and the Administrators shall have no obligations with respect to such expenses (for purposes of clarification, this section does not contemplate the payment by the Sponsor of acceptance or annual administration fees owing to the Trustees under this Declaration or the fees and expenses of the Trustees’ counsel in connection with the closing of the transactions contemplated by this Declaration).
          (f) The assets of the Trust shall consist of the Trust Property.
          (g) Legal title to all Trust Property shall be vested at all times in the Institutional Trustee (in its capacity as such) and shall be held and administered by the Institutional Trustee for the benefit of the Trust and the Holders of the Securities in accordance with this Declaration.

          (h) If the Institutional Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Declaration and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Institutional Trustee or to such Holder, then and in every such case the Sponsor, the Institutional Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Institutional Trustee and the Holders shall continue as though no such proceeding had been instituted.
     SECTION 2.7. Prohibition of Actions by the Trust and the Trustees. The Trust shall not, and the Institutional Trustee and the Administrators shall not, and the Administrators shall cause the Trust not to, engage in any activity other than as required or authorized by this Declaration. In particular, the Trust shall not, and the Institutional Trustee and the Administrators shall not cause the Trust to:
          (a) invest any proceeds received by the Trust from holding the Debentures, but shall distribute all such proceeds to Holders of the Securities pursuant to the terms of this Declaration and of the Securities;
          (b) acquire any assets other than as expressly provided herein;
          (c) possess Trust Property for other than a Trust purpose;
          (d) make any loans or incur any indebtedness other than loans represented by the Debentures;
          (e) possess any power or otherwise act in such a way as to vary the Trust Property or the terms of the Securities except as expressly provided herein;
          (f) issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Trust other than the Securities;
          (g) carry on any “trade or business” as that phrase is used in the Code; or
          (h) other than as provided in this Declaration (including Annex I), (i) direct the time, method and place of exercising any trust or power conferred upon the Debenture Trustee with respect to the Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul any declaration that the principal of all the Debentures shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures where such consent shall be required unless the Trust shall have received a written opinion of counsel experienced in such matters to the effect that such amendment, modification or termination will not cause the Trust to cease to be classified as a grantor trust for United States federal income tax purposes.
     SECTION 2.8. Powers and Duties of the Institutional Trustee.
          (a) The legal title to the Debentures shall be owned by and held of record in the name of the Institutional Trustee in trust for the benefit of the Trust and the Holders of the Securities. The right, title and interest of the Institutional Trustee to the Debentures shall vest automatically in each Person who may hereafter be appointed as Institutional Trustee in accordance with Section 4.7. Such vesting and cessation of title shall be effective whether or not conveyancing documents with regard to the Debentures have been executed and delivered.
          (b) The Institutional Trustee shall not transfer its right, title and interest in the Debentures to the Administrators or to the Delaware Trustee.
          (c) The Institutional Trustee shall:
     (i) establish and maintain a segregated non-interest bearing trust account (the “Property Account”) in the United States (as defined in Treasury Regulations § 301.7701-7), in the name of and under the exclusive control of the Institutional Trustee, and maintained in the Institutional Trustee’s trust department, on behalf of the Holders of the Securities and, upon the receipt of payments of funds made in respect of the Debentures held by the Institutional Trustee, deposit such funds into the Property Account, and make payments, or cause the Paying Agent to make payments, to the Holders of the Capital Securities and Holders of the Common Securities from the Property Account in accordance with Section 5.1. Funds in the Property Account shall be held uninvested until disbursed in accordance with this Declaration;
     (ii) engage in such ministerial activities as shall be necessary or appropriate to effect the redemption of the Capital Securities and the Common Securities to the extent the Debentures are redeemed or mature; and
     (iii) upon written notice of distribution issued by the Administrators in accordance with the terms of the Securities, engage in such ministerial activities as shall be necessary or appropriate to effect the distribution of the Debentures to Holders of Securities upon the occurrence of certain circumstances pursuant to the terms of the Securities.
          (d) The Institutional Trustee shall take all actions and perform such duties as may be specifically required of the Institutional Trustee pursuant to the terms of the Securities.
          (e) The Institutional Trustee may bring or defend, pay, collect, compromise, arbitrate, resort to legal action with respect to, or otherwise adjust claims or demands of or against, the Trust which arises out of or in connection with an Event of Default of which a Responsible Officer of the Institutional Trustee has actual knowledge or the Institutional Trustee’s duties and obligations under this Declaration; provided, however, that if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Debenture Issuer to pay interest or premium, if any, on or principal of the Debentures on the date such interest, premium, if any, or principal is otherwise payable (or in the case of redemption, on the Redemption Date or the Special Redemption Date, as applicable), then a Holder of the Capital Securities may directly institute a proceeding for enforcement of payment to such Holder of the principal of or premium, if any, or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Capital Securities of such Holder (a “Direct Action”) on or after the respective due date specified in the Debentures. In connection with such

Direct Action, the rights of the Holders of the Common Securities will be subrogated to the rights of such Holder of the Capital Securities to the extent of any payment made by the Debenture Issuer to such Holder of the Capital Securities in such Direct Action; provided, however, that a Holder of the Common Securities may exercise such right of subrogation so long as no Event of Default with respect to the Capital Securities has occurred and is continuing.
          (f) The Institutional Trustee shall continue to serve as a Trustee until either:
     (i) the Trust has been completely liquidated and the proceeds of the liquidation distributed to the Holders of the Securities pursuant to the terms of the Securities and this Declaration (including Annex I) and the certificate of cancellation referenced in Section 7.1(b) has been filed; or
     (ii) a Successor Institutional Trustee has been appointed and has accepted that appointment in accordance with Section 4.7.
          (g) The Institutional Trustee shall have the legal power to exercise all of the rights, powers and privileges of a holder of the Debentures under the Indenture and, if an Event of Default occurs and is continuing, the Institutional Trustee may, for the benefit of Holders of the Securities, enforce its rights as holder of the Debentures subject to the rights of the Holders pursuant to this Declaration (including Annex I) and the terms of the Securities.
          (h) The Institutional Trustee must exercise the powers set forth in this Section 2.8 in a manner that is consistent with the purposes and functions of the Trust set out in Section 2.3, and the Institutional Trustee shall not take any action that is inconsistent with the purposes and functions of the Trust set out in Section 2.3.
     SECTION 2.9. Certain Duties and Responsibilities of the Trustees and the Administrators.
          (a) The Institutional Trustee, before the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Declaration and no implied covenants shall be read into this Declaration against the Institutional Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 6.8), the Institutional Trustee shall exercise such of the rights and powers vested in it by this Declaration, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
          (b) The duties and responsibilities of the Trustees and the Administrators shall be as provided by this Declaration. Notwithstanding the foregoing, no provision of this Declaration shall require any Trustee or Administrator to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Declaration relating to the conduct or affecting the liability of or affording protection to the Trustees or the Administrators shall be subject to the provisions of this Article. Nothing in this

Declaration shall be construed to release a Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct or bad faith. Nothing in this Declaration shall be construed to release an Administrator from liability for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct or bad faith. To the extent that, at law or in equity, a Trustee or an Administrator has duties (including fiduciary duties) to the Trust or to the Holders, such Trustee’s or Administrator’s duties may be restricted or eliminated by provisions in this Declaration, except that this Declaration may not eliminate the implied contractual covenant of good faith and fair dealing. A Trustee or Administrator shall not be liable to the Trust or any Holder or another Person that is party to or is otherwise bound by this Declaration for breach of fiduciary duty for such Trustee’s or Administrator’s good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict or eliminate the duties (including fiduciary duties) and liabilities of the Trustees or the Administrators otherwise existing at law or in equity, are agreed by the Sponsor and the Holders to replace such other duties and liabilities of the Trustees or the Administrators, as the case may be, except that no provision of this Declaration may limit or eliminate liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.
          (c) All payments made by the Institutional Trustee or a Paying Agent in respect of the Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Institutional Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Holder, by its acceptance of a Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Trustees and the Administrators are not personally liable to it for any amount distributable in respect of any Security or for any other liability in respect of any Security. This Section 2.9(c) does not limit the liability of the Trustees expressly set forth elsewhere in this Declaration or, in the case of the Institutional Trustee at any time in which this Declaration is required to be qualified under the Trust Indenture Act, in the Trust Indenture Act.
          (d) No provision of this Declaration shall be construed to relieve the Institutional Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct or bad faith, except that:
     (i) the Institutional Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Institutional Trustee, unless it shall be proved that the Institutional Trustee was negligent in ascertaining the pertinent facts;
     (ii) the Institutional Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Capital Securities or the Common Securities, as applicable, relating to the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or exercising any trust or power conferred upon the Institutional Trustee under this Declaration;

     (iii) the Institutional Trustee’s sole duty with respect to the custody, safe keeping and physical preservation of the Debentures and the Property Account shall be to deal with such property in a similar manner as the Institutional Trustee deals with similar property for its own accounts, subject to the protections and limitations on liability afforded to the Institutional Trustee under this Declaration and the Trust Indenture Act;
     (iv) the Institutional Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree in writing with the Sponsor; and money held by the Institutional Trustee need not be segregated from other funds held by it except in relation to the Property Account maintained by the Institutional Trustee pursuant to Section 2.8(c)(i) and except to the extent otherwise required by law; and
     (v) the Institutional Trustee shall not be responsible for monitoring the compliance by the Administrators or the Sponsor with their respective duties under this Declaration, nor shall the Institutional Trustee be liable for any default or misconduct of the Administrators or the Sponsor.
     SECTION 2.10. Certain Rights of Institutional Trustee. Subject to the provisions of Section 2.9:
          (a) the Institutional Trustee may conclusively rely and shall fully be protected in acting or refraining from acting in good faith upon any resolution, written opinion of counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;
          (b) if (i) in performing its duties under this Declaration, the Institutional Trustee is required to decide between alternative courses of action, (ii) in construing any of the provisions of this Declaration, the Institutional Trustee finds the same ambiguous or inconsistent with any other provisions contained herein, or (iii) the Institutional Trustee is unsure of the application of any provision of this Declaration, then, except as to any matter as to which the Holders of Capital Securities are entitled to vote under the terms of this Declaration, the Institutional Trustee may deliver a notice to the Sponsor requesting the Sponsor’s written instructions as to the course of action to be taken and the Institutional Trustee shall take such action, or refrain from taking such action, as the Institutional Trustee shall be instructed in writing, in which event the Institutional Trustee shall have no liability for acting or refraining from acting in accordance with such written instructions except for its own negligence, willful misconduct or bad faith;
          (c) any direction or act of the Sponsor or the Administrators contemplated by this Declaration shall be sufficiently evidenced by an Officers’ Certificate;

          (d) whenever in the administration of this Declaration, the Institutional Trustee shall deem it desirable that a matter be proved or established before undertaking, suffering or omitting any action hereunder, the Institutional Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers’ Certificate which, upon receipt of such request, shall be promptly delivered by the Sponsor or the Administrators;
          (e) the Institutional Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or reregistration thereof;
          (f) the Institutional Trustee may consult with counsel of its selection (which counsel may be counsel to the Sponsor or any of its Affiliates) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice; the Institutional Trustee shall have the right at any time to seek instructions concerning the administration of this Declaration from any court of competent jurisdiction;
          (g) the Institutional Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration at the request or direction of any of the Holders pursuant to this Declaration, unless such Holders shall have offered to the Institutional Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; provided, that nothing contained in this Section 2.10(g) shall be taken to relieve the Institutional Trustee, upon the occurrence of an Event of Default that has not been cured or waived, of its obligation to exercise the rights and powers vested in it by this Declaration, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs;
          (h) the Institutional Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Holders, but the Institutional Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;
          (i) the Institutional Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys and the Institutional Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent or attorney appointed with due care by it hereunder;
          (j) whenever in the administration of this Declaration the Institutional Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Institutional Trustee (i) may request instructions from the Holders of the Common Securities and/or the Capital Securities (whichever class of securities is effected thereby), which instructions may be given only by the Holders of the same proportion in liquidation amount of each affected class of securities providing such instructions as would be entitled to direct the Institutional Trustee under the terms of the Common Securities and the Capital Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be fully protected in acting in accordance with such instructions;
          (k) except as otherwise expressly provided in this Declaration, the Institutional Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Declaration;
          (l) when the Institutional Trustee incurs expenses or renders services in connection with a Bankruptcy Event, such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors rights generally;
          (m) the Institutional Trustee shall not be charged with knowledge of an Event of Default unless a Responsible Officer of the Institutional Trustee has actual knowledge of such event or the Institutional Trustee receives written notice of such event from any Holder, the Sponsor, the Debenture Trustee or otherwise, except with respect to an Event of Default pursuant to Sections 5.01(a), 5.01(b) or 5.01(c) of the Indenture (other than an Event of Default resulting from the default in the payment of Additional Interest or premium, if any, if the Institutional Trustee does not have actual knowledge or written notice that such payment is due and payable), of which the Institutional Trustee shall be deemed to have knowledge;
          (n) any action taken by the Institutional Trustee or its agents hereunder shall bind the Trust and the Holders of the Securities, and the signature of the Institutional Trustee or its agents alone shall be sufficient and effective to perform any such action and no third party shall be required to inquire as to the authority of the Institutional Trustee to so act or as to its compliance with any of the terms and provisions of this Declaration, both of which shall be conclusively evidenced by the Institutional Trustee’s or its agent’s taking such action; and
          (o) no provision of this Declaration shall be deemed to impose any duty or obligation on the Institutional Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Institutional Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Institutional Trustee shall be construed to be a duty.
          (p) any right, protection or indemnity that the Institutional Trustee is entitled to under this Declaration shall extend to the Institutional Trustee in each other role in which it may serve hereunder.
     SECTION 2.11. Delaware Trustee. Notwithstanding any other provision of this Declaration other than Section 4.2, the Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of any of the Trustees or the Administrators described in this Declaration (except as may be required under the Statutory Trust Act). Except as set forth in Section 4.2, the Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of § 3807 of the Statutory Trust Act and receiving service of process upon the Trust in the State of Delaware.
     SECTION 2.12. Execution of Documents. Unless otherwise determined in writing by the Institutional Trustee, and except as otherwise required by the Statutory Trust Act, the Institutional Trustee, or any one or more of the Administrators, as the case may be, is authorized to execute and deliver on behalf of the Trust any documents, agreements, instruments or certificates that the Trustees or the Administrators, as the case may be, have the power and authority to execute pursuant to Section 2.6.
     SECTION 2.13. Not Responsible for Recitals or Issuance of Securities. The recitals contained in this Declaration and the Securities shall be taken as the statements of the Sponsor, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the value or condition of the property of the Trust or any part thereof. The Trustees make no representations as to the validity or sufficiency of this Declaration, the Debentures or the Securities.
     SECTION 2.14. Duration of Trust. The Trust, unless dissolved pursuant to the provisions of Article VII hereof, shall have existence for thirty-five (35) years from the Closing Date.
     SECTION 2.15. Mergers.
          (a) The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described in this Section 2.15 and except with respect to the liquidation of the Trust and the distribution of Debentures to Holders of Securities pursuant to Section 7.1(a)(iv) of this Declaration or Section 3 of Annex I.
          (b) The Trust may, with the consent of the Administrators and the Institutional Trustee (which consent will not be unreasonably withheld) and without the consent of the Holders of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any state; provided, that:
     (i) if the Trust is not the surviving entity, such successor entity (the “Successor Entity”) either:
     (A) expressly assumes all of the obligations of the Trust under the Securities; or
     (B) substitutes for the Securities other securities having substantially the same terms as the Securities (the “Successor Securities”) so that the Successor Securities rank the same as the Securities rank with respect to Distributions and payments upon Liquidation, redemption and otherwise;

     (ii) the Sponsor expressly appoints a trustee of the Successor Entity that possesses substantially the same powers and duties as the Institutional Trustee;
     (iii) the Capital Securities or any Successor Securities (excluding any securities substituted for the Common Securities) are listed or quoted, or any Successor Securities will be listed or quoted upon notification of issuance, on any national securities exchange or with another organization on which the Capital Securities are then listed or quoted, if any;
     (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the rating, if any, on the Capital Securities (including any Successor Securities) to be downgraded or withdrawn by any nationally recognized statistical rating organization, if the Capital Securities are then rated;
     (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of such Holders’ interests in the Successor Entity as a result of such merger, consolidation, amalgamation or replacement);
     (vi) such Successor Entity has a purpose substantially identical to that of the Trust;
     (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Trust has received a written opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that:
     (A) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the Holders’ interests in the Successor Entity);
     (B) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor the Successor Entity will be required to register as an Investment Company; and
     (C) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Trust (or the Successor Entity) will continue to be classified as a grantor trust for United States federal income tax purposes;

     (viii) the Sponsor guarantees the obligations of such Successor Entity under the Successor Securities to the same extent provided by the Guarantee, the Debentures and this Declaration; and
     (ix) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Institutional Trustee shall have received an Officers’ Certificate of the Administrators and an opinion of counsel, each to the effect that all conditions precedent of this paragraph (b) to such transaction have been satisfied.
          (c) Notwithstanding Section 2.15(b), the Trust shall not, except with the consent of Holders of 100% in liquidation amount of the Securities, consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any other Person or permit any other Person to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes.
ARTICLE III
SPONSOR
     SECTION 3.1. Sponsor’s Purchase of Common Securities. On the Closing Date, the Sponsor will purchase all of the Common Securities issued by the Trust, in an amount at least equal to 3% of the capital of the Trust, at the same time as the Capital Securities are sold.
     SECTION 3.2. Responsibilities of the Sponsor. In connection with the issue and sale of the Capital Securities, the Sponsor shall have the exclusive right and responsibility and sole decision to engage in, or direct the Administrators to engage in, the following activities:
          (a) to determine the States in which to take appropriate action to qualify or register for sale of all or part of the Capital Securities and to do any and all such acts, other than actions which must be taken by the Trust, and advise the Trust of actions it must take, and prepare for execution and filing any documents to be executed and filed by the Trust, as the Sponsor deems necessary or advisable in order to comply with the applicable laws of any such States; and
          (b) to negotiate the terms of and/or execute and deliver on behalf of the Trust, the Capital Securities Purchase Agreement and other related agreements providing for the sale of the Capital Securities.
     SECTION 3.3. Expenses. In connection with the offering, sale and issuance of the Debentures to the Trust and in connection with the sale of the Securities by the Trust, the Sponsor, in its capacity as Debenture Issuer, shall:
          (a) pay all reasonable costs and expenses owing to the Debenture Trustee pursuant to Section 6.06 of the Indenture;

          (b) be responsible for and shall pay all debts and obligations (other than with respect to the Securities) and all costs and expenses of the Trust, the offering, sale and issuance of the Securities, the costs and expenses (including reasonable counsel fees and expenses) of the Institutional Trustee and the Administrators, the costs and expenses relating to the operation of the Trust, including, without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, Paying Agents, Registrars, Transfer Agents, duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets and the enforcement by the Institutional Trustee of the rights of the Holders (for purposes of clarification, this Section does not contemplate the payment by the Sponsor of acceptance or annual administration fees owing to the Trustees pursuant to the services to be provided by the Trustees under this Declaration or the fees and expenses of the Trustees’ counsel in connection with the closing of the transactions contemplated by this Declaration); and
          (c) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.
     The Sponsor’s obligations under this Section shall be for the benefit of, and shall be enforceable by, any Person to whom such debts, obligations, costs, expenses and taxes are owed (a “Creditor”) whether or not such Creditor has received notice hereof. Any such Creditor may enforce the Sponsor’s obligations under this Section directly against the Sponsor and the Sponsor irrevocably waives any right or remedy to require that any such Creditor take any action against the Trust or any other Person before proceeding against the Sponsor. The Sponsor agrees to execute such additional agreements as may be necessary or desirable in order to give full effect to the provisions of this Section.
     SECTION 3.4. Right to Proceed. The Sponsor acknowledges the rights of Holders to institute a Direct Action as set forth in Section 2.8(e).
ARTICLE IV
TRUSTEES AND ADMINISTRATORS
     SECTION 4.1. Number of Trustees. The number of Trustees initially shall be two, and:
          (a) at any time before the issuance of any Securities, the Sponsor may, by written instrument, increase or decrease the number of Trustees; and
          (b) after the issuance of any Securities, the number of Trustees may be increased or decreased by vote of the Holder of a Majority in liquidation amount of the Common Securities voting as a class at a meeting of the Holder of the Common Securities; provided, however, that there shall be a Delaware Trustee if required by Section 4.2; and there shall always be one Trustee who shall be the Institutional Trustee, and such Trustee may also serve as Delaware Trustee if it meets the applicable requirements, in which case Section 2.11 shall have no application to such entity in its capacity as Institutional Trustee.

     SECTION 4.2. Delaware Trustee. If required by the Statutory Trust Act, one Trustee (the “Delaware Trustee”) shall be:
          (a) a natural person at least 21 years of age who is a resident of the State of Delaware; or
          (b) if not a natural person, an entity which is organized under the laws of the United States or any state thereof or the District of Columbia, has its principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, including §3807 of the Statutory Trust Act.
          (c) The initial Delaware Trustee shall be Wilmington Trust Company.
     SECTION 4.3. Institutional Trustee; Eligibility.
          (a) There shall at all times be one Trustee which shall act as Institutional Trustee which shall:
     (i) not be an Affiliate of the Sponsor;
     (ii) not offer or provide credit or credit enhancement to the Trust; and
     (iii) be a banking corporation, trust company or national association organized and doing business under the laws of the United States of America or any state thereof or of the District of Columbia and authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least fifty million U.S. dollars ($50,000,000), and subject to supervision or examination by federal, state or District of Columbia authority. If such corporation, trust company or national association publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this Section 4.3(a)(iii), the combined capital and surplus of such corporation, trust company or national association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
          (b) If at any time the Institutional Trustee shall cease to be eligible to so act under Section 4.3(a), the Institutional Trustee shall immediately resign in the manner and with the effect set forth in Section 4.7.
          (c) If the Institutional Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Institutional Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to this Declaration.
          (d) The initial Institutional Trustee shall be Wilmington Trust Company.
     SECTION 4.4. [Reserved].

     SECTION 4.5. Administrators. Each Administrator shall be a U.S. Person and a natural person 21 years or older or, if not a natural person, an entity which is organized under the laws of the United States or any state thereof or the District of Columbia, and authorized to bind the Sponsor. The initial Administrators shall be Mark T. Hammond and Paul D. Borja. There shall at all times be at least one Administrator. Except where a requirement for action by a specific number of Administrators is expressly set forth in this Declaration and except with respect to any action the taking of which is the subject of a meeting of the Administrators, any action required or permitted to be taken by the Administrators may be taken by, and any power of the Administrators may be exercised by, or with the consent of, any one such Administrator acting alone.
     SECTION 4.6. [Reserved].
     SECTION 4.7. Appointment, Removal and Resignation of the Trustees and the Administrators.
          (a) No resignation or removal of any Trustee (the “Relevant Trustee”) and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of this Section 4.7.
          (b) Subject to Section 4.7(a), a Relevant Trustee may resign at any time by giving written notice thereof to the Holders of the Securities and by appointing a successor Relevant Trustee, except in the case of the Delaware Trustee’s successor which shall be appointed by Holders of a Majority in liquidation amount of the Common Securities. Upon the resignation of the Institutional Trustee, the Institutional Trustee shall appoint a successor by requesting from at least three Persons meeting the eligibility requirements their expenses and charges to serve as the successor Institutional Trustee on a form provided by the Administrators, and selecting the Person who agrees to the lowest reasonable expense and charges (the “Successor Institutional Trustee”). If the instrument of acceptance by the successor Relevant Trustee required by this Section 4.7 shall not have been delivered to the Relevant Trustee within 60 days after the giving of such notice of resignation or delivery of the instrument of removal, the Relevant Trustee may petition, at the expense of the Trust, any federal, state or District of Columbia court of competent jurisdiction for the appointment of a successor Relevant Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Relevant Trustee. The Institutional Trustee shall have no liability for the selection of such successor pursuant to this Section 4.7.
          (c) Unless an Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by an act of the Holders of a Majority in liquidation amount of the Common Securities. If any Trustee shall be so removed, the Holders of the Common Securities, by act of the Holders of a Majority in liquidation amount of the Common Securities delivered to the Relevant Trustee, shall promptly appoint a successor Relevant Trustee, and such successor Trustee shall comply with the applicable requirements of this Section 4.7. If an Event of Default shall have occurred and be continuing, the Institutional Trustee or the Delaware Trustee, or both of them, may be removed by the act of the Holders of a Majority in liquidation amount of the Capital Securities, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Trust). If any Trustee shall be so removed, the Holders of Capital Securities, by act of the Holders of a Majority in liquidation amount of the Capital Securities then outstanding delivered to the Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees, and such successor Trustee shall comply with the applicable requirements of this Section 4.7. If no successor Relevant Trustee shall have been so appointed by the Holders of a Majority in liquidation amount of the Capital Securities and accepted appointment in the manner required by this Section 4.7 within 30 days after delivery of an instrument of removal, the Relevant Trustee or any Holder who has been a Holder of the Securities for at least six months may, on behalf of himself and all others similarly situated, petition any federal, state or District of Columbia court of competent jurisdiction for the appointment of a successor Relevant Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a successor Relevant Trustee or Trustees.
          (d) The Institutional Trustee shall give notice of each resignation and each removal of a Trustee and each appointment of a successor Trustee to all Holders and to the Sponsor. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Institutional Trustee.
          (e) Notwithstanding the foregoing or any other provision of this Declaration, in the event a Delaware Trustee who is a natural person dies or is adjudged by a court to have become incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by the Institutional Trustee (provided the Institutional Trustee satisfies the requirements of a Delaware Trustee as set forth in Section 4.2) following the procedures in this Section 4.7 (with the successor being a Person who satisfies the eligibility requirement for a Delaware Trustee set forth in this Declaration) (the “Successor Delaware Trustee”).
          (f) In case of the appointment hereunder of a successor Relevant Trustee, the retiring Relevant Trustee and each successor Relevant Trustee with respect to the Securities shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Securities and the Trust and (b) shall add to or change any of the provisions of this Declaration as shall be necessary to provide for or facilitate the administration of the Trust by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such Relevant Trustees co-trustees and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee; but, on request of the Trust or any successor Relevant Trustee, such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Securities and the Trust subject to the payment of all unpaid fees, expenses and indemnities of such retiring Relevant Trustee.

          (g) No Institutional Trustee or Delaware Trustee shall be liable for the acts or omissions to act of any Successor Institutional Trustee or Successor Delaware Trustee, as the case may be.
          (h) The Holders of the Capital Securities will have no right to vote to appoint, remove or replace the Administrators, which voting rights are vested exclusively in the Holders of the Common Securities.
          (i) Any successor Delaware Trustee shall file an amendment to the Certificate of Trust with the Secretary of State of the State of Delaware identifying the name and principal place of business of such Delaware Trustee in the State of Delaware.
     SECTION 4.8. Vacancies Among Trustees. If a Trustee ceases to hold office for any reason and the number of Trustees is not reduced pursuant to Section 4.1, or if the number of Trustees is increased pursuant to Section 4.1, a vacancy shall occur. A resolution certifying the existence of such vacancy by the Trustees or, if there are more than two, a majority of the Trustees shall be conclusive evidence of the existence of such vacancy. The vacancy shall be filled with a Trustee appointed in accordance with Section 4.7.
     SECTION 4.9. Effect of Vacancies. The death, resignation, retirement, removal, bankruptcy, dissolution, liquidation, incompetence or incapacity to perform the duties of a Trustee shall not operate to dissolve, terminate or annul the Trust or terminate this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled by the appointment of a Trustee in accordance with Section 4.7, the Institutional Trustee shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.
     SECTION 4.10. Meetings of the Trustees and the Administrators. Meetings of the Trustees or the Administrators shall be held from time to time upon the call of any Trustee or Administrator, as applicable. Regular meetings of the Trustees and the Administrators, respectively, may be in person in the United States or by telephone, at a place (if applicable) and time fixed by resolution of the Trustees or the Administrators, as applicable. Notice of any in-person meetings of the Trustees or the Administrators shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 48 hours before such meeting. Notice of any telephonic meetings of the Trustees or the Administrators or any committee thereof shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 24 hours before a meeting. Notices shall contain a brief statement of the time, place and anticipated purposes of the meeting. The presence (whether in person or by telephone) of a Trustee or an Administrator, as the case may be, at a meeting shall constitute a waiver of notice of such meeting except where a Trustee or an Administrator, as the case may be, attends a meeting for the express purpose of objecting to the transaction of any activity on the grounds that the meeting has not been lawfully called or convened. Unless provided otherwise in this Declaration, any action of the Trustees or the Administrators, as the case may be, may be taken at a meeting by vote of a majority of the Trustees or the Administrators present (whether in person or by telephone) and eligible to vote with respect to such matter; provided, that, in the case of the Administrators, a Quorum is present, or without a meeting by the unanimous written consent of the Trustees or the Administrators, as the case may be. Meetings of the Trustees and the Administrators together shall be held from time to time upon the call of any Trustee or Administrator.
     SECTION 4.11. Delegation of Power.
          (a) Any Trustee or any Administrator, as the case may be, may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 that is a U.S. Person his or her power for the purpose of executing any documents, instruments or other writings contemplated in Section 2.6.
          (b) The Administrators shall have power to delegate from time to time to such of their number the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrators or otherwise as the Administrators may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.
          (c) The Trustees shall have power to delegate from time to time to such of their number or to any officer of the Trust that is a U.S. Person, the doing of such things and the execution of such instruments or other writings either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.
     SECTION 4.12. Merger, Conversion, Consolidation or Succession to Business.
          Any Person into which the Institutional Trustee or the Delaware Trustee, as the case may be, may be merged or converted or with which either may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Institutional Trustee or the Delaware Trustee, as the case may be, shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Institutional Trustee or the Delaware Trustee, as the case may be, shall be the successor of the Institutional Trustee or the Delaware Trustee, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided such Person shall be otherwise qualified and eligible under this Article and, provided, further, that such Person shall file an amendment to the Certificate of Trust with the Secretary of State of the State of Delaware as contemplated in Section 4.7(i).
ARTICLE V
DISTRIBUTIONS
     SECTION 5.1. Distributions.
          (a) Holders shall receive Distributions in accordance with the applicable terms of the relevant Holder’s Securities. Distributions shall be made on the Capital Securities and the Common Securities in accordance with the preferences set forth in their respective terms. If and to the extent that the Debenture Issuer makes a payment of interest (including any Additional Interest or Deferred Interest) or premium, if any, on and/or principal on the Debentures held by the Institutional Trustee (the amount of any such payment being a “Payment

Amount”), the Institutional Trustee shall and is directed, to the extent funds are available in the Property Account for that purpose, to make a distribution (a “Distribution”) of the Payment Amount to Holders. For the avoidance of doubt, funds in the Property Account shall not be distributed to Holders to the extent of any taxes payable by the Trust, in the case of withholding taxes, as determined by the Institutional Trustee or any Paying Agent and, in the case of taxes other than withholding tax taxes, as determined by the Administrators in a written notice to the Institutional Trustee.
          (b) As a condition to the payment of any principal of or interest on the Securities without the imposition of withholding tax, the Administrators shall require the previous delivery of properly completed and signed applicable U.S. federal income tax certifications (generally, an Internal Revenue Service Form W-9 (or applicable successor form) in the case of a person that is a “United States person” within the meaning of Section 7701(a)(30) of the Code or an Internal Revenue Service Form W-8 (or applicable successor form) in the case of a person that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, and any other certification acceptable to it to enable the Institutional Trustee or any Paying Agent to determine their respective duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold in respect of such Securities.
ARTICLE VI
ISSUANCE OF SECURITIES
     SECTION 6.1. General Provisions Regarding Securities.
          (a) The Administrators shall on behalf of the Trust issue one series of capital securities, evidenced by a certificate substantially in the form of Exhibit A-1, representing undivided beneficial interests in the assets of the Trust and having such terms as are set forth in Annex I (the “Capital Securities”), and one series of common securities, evidenced by a certificate substantially in the form of Exhibit A-2, representing undivided beneficial interests in the assets of the Trust and having such terms as are set forth in Annex I (the “Common Securities”). The Trust shall issue no securities or other interests in the assets of the Trust other than the Capital Securities and the Common Securities. The Capital Securities rank pari passu to, and payment thereon shall be made Pro Rata with, the Common Securities except that, where an Event of Default has occurred and is continuing, the rights of Holders of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights to payment of the Holders of the Capital Securities as set forth in Annex I.
          (b) The Certificates shall be signed on behalf of the Trust by one or more Administrators. Such signature shall be the facsimile or manual signature of any Administrator. In case any Administrator of the Trust who shall have signed any of the Securities shall cease to be such Administrator before the Certificates so signed shall be delivered by the Trust, such Certificates nevertheless may be delivered as though the person who signed such Certificates had not ceased to be such Administrator. Any Certificate may be signed on behalf of the Trust by such person who, at the actual date of execution of such Security, shall be an Administrator of the Trust, although at the date of the execution and delivery of this Declaration any such person was not such an Administrator. A Capital Security shall not be valid until authenticated by the manual signature of an Authorized Officer of the Institutional Trustee. Such signature shall be conclusive evidence that the Capital Security has been authenticated under this Declaration. Upon written order of the Trust signed by one Administrator, the Institutional Trustee shall authenticate the Capital Securities for original issue. The Institutional Trustee may appoint an authenticating agent that is a U.S. Person acceptable to the Trust to authenticate the Capital Securities. A Common Security need not be so authenticated and shall be valid upon execution by one or more Administrators.
          (c) The consideration received by the Trust for the issuance of the Securities shall constitute a contribution to the capital of the Trust and shall not constitute a loan to the Trust.
          (d) Upon issuance of the Securities as provided in this Declaration, the Securities so issued shall be deemed to be validly issued, fully paid and, except as provided in Section 9.1(b) with respect to the Common Securities, non-assessable, and each Holder thereof shall be entitled to the benefits provided by this Declaration.
          (e) Every Person, by virtue of having become a Holder in accordance with the terms of this Declaration, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Declaration and the Guarantee.
     SECTION 6.2. Paying Agent, Transfer Agent and Registrar. The Trust shall maintain an office or agency where the Securities may be presented for payment (the “Paying Agent”), and an office or agency where Securities may be presented for registration of transfer or exchange (the “Transfer Agent”). The Trust hereby appoints the Institutional Trustee as Paying Agent and Transfer Agent at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-1600. The Trust shall also keep or cause to be kept a register for the purpose of registering Securities and transfers and exchanges of Securities, such register to be held by a registrar (the “Registrar”). The Administrators may appoint the Paying Agent, the Registrar and the Transfer Agent, and may appoint one or more additional Paying Agents, one or more co-Registrars, or one or more co-Transfer Agents in such other locations as it shall determine. The term “Paying Agent” includes any additional Paying Agent, the term “Registrar” includes any additional Registrar or co-Registrar and the term “Transfer Agent” includes any additional Transfer Agent or co-Transfer Agent. The Administrators may change any Paying Agent, Transfer Agent or Registrar at any time without prior notice to any Holder. The Administrators shall notify the Institutional Trustee of the name and address of any Paying Agent, Transfer Agent and Registrar not a party to this Declaration. The Administrators hereby initially appoint the Institutional Trustee to act as Registrar for the Capital Securities and the Common Securities at its Corporate Trust Office. The Institutional Trustee or any of its Affiliates in the United States may act as Paying Agent, Transfer Agent or Registrar.
     SECTION 6.3. Form and Dating.
          (a) The Capital Securities and the Institutional Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A-1, and the Common Securities shall be substantially in the form of Exhibit A-2, each of which is hereby incorporated in and expressly made a part of this Declaration. Certificates may be typed, printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrators, as conclusively evidenced by their execution thereof. The Certificates may have letters, numbers, notations or other marks of identification or designation and such legends or endorsements required by law, stock exchange rule, agreements to which the Trust is subject, if any, or usage (provided, that any such notation, legend or endorsement is in a form acceptable to the Sponsor). The Trust at the direction of the Sponsor shall furnish any such legend not contained in Exhibit A-1 to the Institutional Trustee in writing. Each Capital Security shall be dated the date of its authentication. The terms and provisions of the Securities set forth in Annex I and the forms of Securities set forth in Exhibits A-1 and A-2 are part of the terms of this Declaration and to the extent applicable, the Institutional Trustee, the Delaware Trustee, the Administrators and the Sponsor, by their execution and delivery of this Declaration, expressly agree to such terms and provisions and to be bound thereby. Capital Securities will be issued only in blocks having a stated liquidation amount of not less than $100,000 and multiples of $1,000 in excess thereof.
          (b) The Capital Securities initially issued shall be issued in the form of one or more definitive Capital Securities Certificates. The Common Securities initially issued shall be issued in the form of one or more definitive Common Securities Certificates.
     SECTION 6.4. Book-Entry Capital Securities. This Section 6.4 shall be inapplicable until such time as the Sponsor determines at the request of the Holders, to provide for the issuance of Book-Entry Capital Securities.
          (a) A Global Capital Security may be exchanged, in whole or in part, for definitive Capital Securities Certificates registered in the names of Owners only if such exchange complies with Article VIII and (i) the Depositary advises the Administrators and the Institutional Trustee in writing that the Depositary is no longer willing or able properly to discharge its responsibilities with respect to the Global Capital Security, and no qualified successor is appointed by the Administrators within ninety (90) days of receipt of such notice, (ii) the Depositary ceases to be a clearing agency registered under the Exchange Act and the Administrators fail to appoint a qualified successor within ninety (90) days of obtaining knowledge of such event, (iii) the Administrators at their option advise the Institutional Trustee in writing that the Trust elects to terminate the book-entry system through the Depositary or (iv) an Indenture Event of Default has occurred and is continuing. Upon the occurrence of any event specified in clause (i), (ii), (iii) or (iv) above, the Administrators shall notify the Depositary and instruct the Depositary to notify all Owners of Book-Entry Capital Securities and the Institutional Trustee of the occurrence of such event and of the availability of definitive Capital Securities Certificates to Owners of the Capital Securities requesting the same. Upon the issuance of definitive Capital Securities Certificates, the Administrators and the Institutional Trustee shall recognize the Holders of the definitive Capital Securities Certificates as Holders. Notwithstanding the foregoing, if an Owner of a beneficial interest in a Global Capital Security wishes at any time to transfer an interest in such Global Capital Security to a Person other than a QIB, such transfer shall be effected, subject to the Applicable Depository Procedures, in accordance with the provisions of this Section 6.4 and Article VIII, and the transferee shall receive a definitive Capital Securities Certificate in connection with such transfer. A holder of a definitive Capital Securities Certificate that is a QIB may upon request, and in accordance with the provisions of this Section 6.4 and Article VIII, exchange such definitive Capital Securities Certificate for a beneficial interest in a Global Capital Security.
          (b) If any Global Capital Security is to be exchanged for definitive Capital Securities Certificates or canceled in part, or if any definitive Capital Securities Certificate is to be exchanged in whole or in part for any Global Capital Security, then either (i) such Global Capital Security shall be so surrendered for exchange or cancellation as provided in this Section 6.4 and Article VIII or (ii) the aggregate liquidation amount represented by such Global Capital Security shall be reduced, subject to Section 6.3, or increased by an amount equal to the liquidation amount represented by that portion of the Global Capital Security to be so exchanged or canceled, or equal to the liquidation amount represented by such definitive Capital Securities Certificates to be so exchanged for any Global Capital Security, as the case may be, by means of an appropriate adjustment made on the records of the Securities Registrar, whereupon the Institutional Trustee, in accordance with the Applicable Depositary Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender to the Administrators or the Registrar of any Global Capital Security or Securities by the Depositary, accompanied by registration instructions, the Administrators, or any one of them, shall execute the definitive Capital Securities Certificates in accordance with the instructions of the Depositary. None of the Registrar, Administrators, or the Institutional Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions.
          (c) Every definitive Capital Securities Certificate executed and delivered upon registration or transfer of, or in exchange for or in lieu of, a Global Capital Security or any portion thereof shall be executed and delivered in the form of, and shall be, a Global Capital Security, unless such definitive Capital Securities Certificate is registered in the name of a Person other than the Depositary for such Global Capital Security or a nominee thereof.
          (d) The Depositary or its nominee, as registered owner of a Global Capital Security, shall be the Holder of such Global Capital Security for all purposes under this Declaration and the Global Capital Security, and Owners with respect to a Global Capital Security shall hold such interests pursuant to the Applicable Depositary Procedures. The Registrar, the Administrators and the Institutional Trustee shall be entitled to deal with the Depositary for all purposes of this Declaration relating to the Global Capital Securities (including the payment of the liquidation amount of and Distributions on the Book-Entry Capital Securities represented thereby and the giving of instructions or directions by Owners of Book-Entry Capital Securities represented thereby and the giving of notices) as the sole Holder of the Book-Entry Capital Securities represented thereby and shall have no obligations to the Owners thereof. None of the Administrators, the Institutional Trustee nor the Registrar shall have any liability in respect of any transfers effected by the Depositary.
          (e) The rights of the Owners of the Book-Entry Capital Securities shall be exercised only through the Depositary and shall be limited to those established by law, the Applicable Depositary Procedures and agreements between such Owners and the Depositary and/or the Depositary Participants; provided, solely for the purpose of determining whether the Holders of the requisite amount of Capital Securities have voted on any matter provided for in this Declaration, to the extent that Capital Securities are represented by a Global Capital

Security, the Administrators and the Institutional Trustee may conclusively rely on, and shall be fully protected in relying on, any written instrument (including a proxy) delivered to the Institutional Trustee by the Depositary setting forth the Owners’ votes or assigning the right to vote on any matter to any other Persons either in whole or in part. To the extent that Capital Securities are represented by a Global Capital Security, the initial Depositary will make book-entry transfers among the Depositary Participants and receive and transmit payments on the Capital Securities that are represented by a Global Capital Security to such Depositary Participants, and none of the Sponsor, the Administrators or the Institutional Trustee shall have any responsibility or obligation with respect thereto.
          (f) To the extent that a notice or other communication to the Holders is required under this Declaration, at such time as and for so long as Capital Securities are represented by a Global Capital Security, the Administrator and the Institutional Trustee shall give all such notices and communications to the Depositary, and shall have no obligations to the Owners.
     SECTION 6.5. Mutilated, Destroyed, Lost or Stolen Certificates. If: (a) any mutilated Certificates should be surrendered to the Registrar, or if the Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate; and (b) there shall be delivered to the Registrar, the Administrators and the Institutional Trustee such security or indemnity as may be required by them to hold each of them harmless; then, in the absence of notice that such Certificate shall have been acquired by a protected purchaser, an Administrator on behalf of the Trust shall execute (and in the case of a Capital Security Certificate, the Institutional Trustee shall authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like denomination. In connection with the issuance of any new Certificate under this Section 6.5, the Registrar or the Administrators may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in the relevant Securities, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.
     SECTION 6.6. Temporary Securities. Until definitive Securities are ready for delivery, the Administrators may prepare and, in the case of the Capital Securities, the Institutional Trustee shall authenticate, “Temporary Securities.” Temporary Securities shall be substantially in form of definitive Securities but may have variations that the Administrators consider appropriate for temporary Securities. Without unreasonable delay, the Administrators shall prepare and, in the case of the Capital Securities, the Institutional Trustee shall authenticate definitive Securities in exchange for temporary Securities.
     SECTION 6.7. Cancellation. The Administrators at any time may deliver Securities to the Registrar for cancellation. The Registrar shall forward to the Institutional Trustee any Securities surrendered to it for registration of transfer, redemption or payment. The Institutional Trustee shall promptly cancel all Securities surrendered for registration of transfer, payment, replacement or cancellation and shall dispose of such canceled Securities in accordance with its standard procedures or otherwise as the Administrators direct. The Administrators may not issue new Securities to replace Securities that have been paid or, except for Securities surrendered for purposes of transfer or exchange, that have been delivered to the Institutional Trustee for cancellation.
     SECTION 6.8. Rights of Holders; Waivers of Past Defaults.
          (a) The legal title to the Trust Property is vested exclusively in the Institutional Trustee (in its capacity as such) in accordance with Section 2.5, and the Holders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Trust conferred by their Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Securities shall be personal property giving only the rights specifically set forth therein and in this Declaration. The Securities shall have no, and the issuance of the Securities shall not be subject to, preemptive or other similar rights and when issued and delivered to Holders against payment of the purchase price therefor, the Securities will be fully paid and nonassessable by the Trust.
          (b) For so long as any Capital Securities remain outstanding, if, upon an Indenture Event of Default under paragraphs (c), (e), (f) or (g) of Section 5.01 of the Indenture, the Debenture Trustee fails or the holders of not less than 25% in principal amount of the outstanding Debentures fail to declare the principal of all of the Debentures to be immediately due and payable, the Holders of not less than a Majority in liquidation amount of the Capital Securities then outstanding shall have the right to make such declaration by a notice in writing to the Institutional Trustee, the Sponsor and the Debenture Trustee.
          (c) Upon an Indenture Event of Default under paragraphs (c), (e), (f) or (g) of Section 5.01 of the Indenture at any time after a declaration of acceleration of maturity of the Debentures has been made and before a judgment or decree for payment of the money due has been obtained by the Debenture Trustee as provided in the Indenture, if the Institutional Trustee, subject to the provisions hereof, fails to annul any such declaration and waive such default, the Holders of not less than a Majority in liquidation amount of the Capital Securities, by written notice to the Institutional Trustee, the Sponsor and the Debenture Trustee, may rescind and annul such declaration and its consequences if:
     (i) the Sponsor has paid or deposited with the Debenture Trustee a sum sufficient to pay
     (A) all overdue installments of interest on all of the Debentures;
     (B) any accrued Deferred Interest on all of the Debentures;
     (C) all payments on any Debentures that have become due otherwise than by such declaration of acceleration and interest and Deferred Interest thereon at the rate borne by the Debentures; and
     (D) all sums paid or advanced by the Debenture Trustee under the Indenture and the reasonable compensation, documented expenses, disbursements and advances of the Debenture Trustee and the Institutional Trustee, their agents and counsel; and

     (ii) all Events of Default with respect to the Debentures, other than the non-payment of the principal of or premium, if any, on the Debentures that has become due solely by such acceleration, have been cured or waived as provided in Section 5.07 of the Indenture.
          (d) The Holders of not less than a Majority in liquidation amount of the Capital Securities may, on behalf of the Holders of all the Capital Securities, waive any past default or Event of Default, except a default or Event of Default in the payment of principal or interest (unless such default or Event of Default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default or Event of Default in respect of a covenant or provision that under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture. No such rescission shall affect any subsequent default or impair any right consequent thereon.
          (e) Upon receipt by the Institutional Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, by Holders of any part of the Capital Securities, a record date shall be established for determining Holders of outstanding Capital Securities entitled to join in such notice, which record date shall be at the close of business on the day the Institutional Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day that is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice that has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 6.8.
          (f) Except as otherwise provided in this Section 6.8, the Holders of not less than a Majority in liquidation amount of the Capital Securities may, on behalf of the Holders of all the Capital Securities, waive any past default or Event of Default and its consequences. Upon such waiver, any such default or Event of Default shall cease to exist, and any default or Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Declaration, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

ARTICLE VII
DISSOLUTION AND TERMINATION OF TRUST
     SECTION 7.1. Dissolution and Termination of Trust.
          (a) The Trust shall dissolve on the first to occur of
     (i) unless earlier dissolved, on September 15, 2044, the expiration of the term of the Trust;
     (ii) a Bankruptcy Event with respect to the Sponsor, the Trust or the Debenture Issuer;
     (iii) (other than in connection with a merger, consolidation or similar transaction not prohibited by the Indenture, this Declaration or the Guarantee, as the case may be) the filing of a certificate of dissolution or its equivalent with respect to the Sponsor or upon the revocation of the charter of the Sponsor and the expiration of 90 days after the date of revocation without a reinstatement thereof;
     (iv) the distribution of all of the Debentures to the Holders of the Securities, upon exercise of the right of the Holders of all of the outstanding Common Securities to dissolve the Trust as provided in Annex I hereto;
     (v) the entry of a decree of judicial dissolution of any Holder of the Common Securities, the Sponsor, the Trust or the Debenture Issuer;
     (vi) when all of the Securities shall have been called for redemption and the amounts necessary for redemption thereof shall have been paid to the Holders in accordance with the terms of the Securities;
     (vii) before the issuance of any Securities, with the consent of all of the Trustees and the Sponsor; or
     (viii) when all of the Securities shall have been surrendered for conversion, including conversation (or the payment of) of any Deferred Interest, and the Common Stock issuable to the Holders upon such conversion (or the cash upon payment of any Deferred Interest, if applicable) shall have been delivered.
          (b) As soon as is practicable after the occurrence of an event referred to in Section 7.1(a), and after satisfaction of liabilities to creditors of the Trust as required by applicable law, including Section 3808 of the Statutory Trust Act, and subject to the terms set forth in Annex I, the Delaware Trustee, when notified in writing by the Sponsor of the completion of the winding up of the Trust in accordance with the Statutory Trust Act, shall terminate the Trust by filing, at the expense of the Sponsor, a certificate of cancellation with the Secretary of State of the State of Delaware.
          (c) The provisions of Section 2.9 and Article IX shall survive the termination of the Trust.

ARTICLE VIII
TRANSFER OF INTERESTS
     SECTION 8.1. General.
          (a) Subject to Section 8.1(c), when Capital Securities are presented to the Registrar with a request to register a transfer or to exchange them for an equal number of Capital Securities represented by different Certificates, the Registrar shall register the transfer or make the exchange if the requirements provided for herein for such transactions are met. To permit registrations of transfers and exchanges, the Trust shall issue and the Institutional Trustee shall authenticate Capital Securities at the Registrar’s request.
          (b) Upon issuance of the Common Securities, the Sponsor shall acquire and retain beneficial and record ownership of the Common Securities and, for so long as the Securities remain outstanding, the Sponsor shall maintain 100% ownership of the Common Securities; provided, however, that any permitted successor of the Sponsor under the Indenture that is a U.S. Person may succeed to the Sponsor’s ownership of the Common Securities.
          (c) Capital Securities may only be transferred, in whole or in part, in accordance with the terms and conditions set forth in this Declaration and in the terms of the Capital Securities. To the fullest extent permitted by applicable law, any transfer or purported transfer of any Security not made in accordance with this Declaration shall be null and void and will be deemed to be of no legal effect whatsoever and any such transferee shall be deemed not to be the holder of such Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Capital Securities.
          (d) The Registrar shall provide for the registration of Securities and of transfers of Securities, which will be effected without charge but only upon payment (with such indemnity as the Registrar may require) in respect of any tax or other governmental charges that may be imposed in relation to it. Upon surrender for registration of transfer of any Securities, the Registrar shall cause one or more new Securities to be issued in the name of the designated transferee or transferees. Any Security issued upon any registration of transfer or exchange pursuant to the terms of this Declaration shall evidence the same Security and shall be entitled to the same benefits under this Declaration as the Security surrendered upon such registration of transfer or exchange. Every Security surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney duly authorized in writing. Each Security surrendered for registration of transfer shall be canceled by the Institutional Trustee pursuant to Section 6.7. A transferee of a Security shall be entitled to the rights and subject to the obligations of a Holder hereunder upon the receipt by such transferee of a Security. By acceptance of a Security, each transferee shall be deemed to have agreed to be bound by this Declaration.
          (e) Neither the Trust nor the Registrar shall be required (i) to issue, register the transfer of, or exchange any Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of the Securities to be redeemed, or (ii) to register the transfer or exchange of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.
     SECTION 8.2. Transfer Procedures and Restrictions.
          (a) The Capital Securities shall bear the Restricted Securities Legend (as defined below), which shall not be removed unless there is delivered to the Trust such satisfactory evidence, which may include an opinion of counsel reasonably acceptable to the Administrators and the Institutional Trustee, as may be reasonably required by the Trust or the Institutional Trustee, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the Securities Act or that such Securities are not “restricted” within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Institutional Trustee, at the written direction of the Administrators, shall authenticate and deliver Capital Securities that do not bear the Restricted Securities Legend (other than the legend contemplated by Section 8.2(c).
          (b) When Capital Securities are presented to the Registrar (x) to register the transfer of such Capital Securities, or (y) to exchange such Capital Securities for an equal number of Capital Securities represented by different Certificates, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Capital Securities surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Administrators, the Institutional Trustee and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registration of transfers and exchanges, the Trust shall execute and the Institutional Trustee shall authenticate Capital Securities at the Registrar’s request.
          (c) Except as permitted by Section 8.2(a), each Capital Security shall bear a legend (the “Restricted Securities Legend”) in substantially the following form (the first two legends to be included solely with respect to Book-Entry Capital Securities) and a Capital Security shall not be transferred except in compliance with such legend, unless otherwise determined by the Sponsor, upon advice of counsel, in accordance with applicable law:
     [FOR BOOK-ENTRY CAPITAL SECURITIES ONLY] [THIS CAPITAL SECURITY IS A GLOBAL CAPITAL SECURITY WITHIN THE MEANING OF THE DECLARATION HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (“DTC”) OR A NOMINEE OF DTC. THIS CAPITAL SECURITY IS EXCHANGEABLE FOR CAPITAL SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE DECLARATION, AND NO TRANSFER OF THIS CAPITAL SECURITY (OTHER THAN A TRANSFER OF THIS CAPITAL SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.]

     [FOR BOOK-ENTRY CAPITAL SECURITIES ONLY] [UNLESS THIS CAPITAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO FLAGSTAR STATUTORY TRUST XI OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CAPITAL SECURITY ISSUED IS REGISTERED AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) TO THE DEBENTURE ISSUER OR THE TRUST, (B) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO A “NON U.S. PERSON” IN AN “OFFSHORE TRANSACTION” PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE DEBENTURE ISSUER’S AND THE TRUST’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM IN ACCORDANCE WITH THE AMENDED AND RESTATED DECLARATION OF TRUST, A COPY OF WHICH MAY BE OBTAINED FROM THE DEBENTURE ISSUER OR THE TRUST. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.
     THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT,

INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (EACH A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SECURITY IS NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH THERE IS NO APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.
     IN CONNECTION WITH ANY TRANSFER, THE HOLDER OF THIS SECURITY WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS MAY BE REQUIRED BY THE AMENDED AND RESTATED DECLARATION OF TRUST TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
     THIS SECURITY WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS SECURITY IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS SECURITY FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS SECURITY, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS SECURITY.
          (d) Capital Securities may only be transferred in minimum blocks of $100,000 aggregate liquidation amount (100 Capital Securities) and multiples of $1,000 in excess thereof. Any attempted transfer of Capital Securities in a block having an aggregate liquidation amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such purported transferee shall be deemed not to be a Holder of such Capital Securities for any purpose, including, but not limited to, the receipt of Distributions on such Capital Securities, and such purported transferee shall be deemed to have no interest whatsoever in such Capital Securities.
          (e) Neither the Institutional Trustee nor the Registrar shall be responsible for ascertaining whether any transfer hereunder complies with the registration provisions of or any exemptions from the Securities Act, applicable state securities laws or the applicable laws of any other jurisdiction, ERISA, the Code or the Investment Company Act.
     SECTION 8.3. Deemed Security Holders.
     The Trust, the Administrators, the Trustees, the Paying Agent, the Transfer Agent or the Registrar may treat the Person in whose name any Certificate shall be registered on the books and records of the Trust as the sole holder of such Certificate and of the Securities represented by such Certificate for purposes of receiving Distributions and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Certificate or in the Securities represented by such Certificate on the part of any Person, whether or not the Trust, the Administrators, the Trustees, the Paying Agent, the Transfer Agent or the Registrar shall have actual or other notice thereof.
ARTICLE IX
LIMITATION OF LIABILITY OF HOLDERS
OF SECURITIES, TRUSTEES OR OTHERS
     SECTION 9.1. Liability.
          (a) Except as expressly set forth in this Declaration, the Guarantee and the terms of the Securities, the Sponsor shall not be:
     (i) personally liable for the return of any portion of the capital contributions (or any return thereon) of the Holders of the Securities which shall be made solely from assets of the Trust; and
     (ii) required to pay to the Trust or to any Holder of the Securities any deficit upon dissolution of the Trust or otherwise.
          (b) The Holder of the Common Securities shall be liable for all of the debts and obligations of the Trust (other than with respect to the Securities) to the extent not satisfied out of the Trust’s assets.
          (c) Except to the extent provided in Section 9.1(b), and pursuant to § 3803(a) of the Statutory Trust Act, the Holders of the Securities shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, except as otherwise specifically set forth herein.

     SECTION 9.2. Exculpation.
          (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Declaration or by law, except that an Indemnified Person (other than an Administrator) shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person’s negligence or willful misconduct or bad faith with respect to such acts or omissions and except that an Administrator shall be liable for any such loss, damage or claim incurred by reason of such Administrator’s gross negligence or willful misconduct or bad faith with respect to such acts or omissions.
          (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person’s professional or expert competence and, if selected by such Indemnified Person, has been selected by such Indemnified Person with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Securities might properly be paid.
          (c) It is expressly understood and agreed by the parties hereto that insofar as any document, agreement or certificate is executed on behalf of the Trust by any Trustee (i) such document, agreement or certificate is executed and delivered by such Trustee, not in its individual capacity, but solely as Trustee under this Declaration in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements made on the part of the Trust is made and intended not as representations, warranties, covenants, undertakings and agreements by any Trustee in its individual capacity, but is made and intended for the purpose of binding only the Trust and (iii) under no circumstances shall any Trustee in its individual capacity be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Declaration or any other document, agreement or certificate.
     SECTION 9.3. Fiduciary Duty.
          (a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person, an Indemnified Person acting under this Declaration shall not be liable to the Trust or to any other Covered Person for its good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict or eliminate the duties (including fiduciary duties) and liabilities of an Indemnified Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of the Indemnified Person. It is expressly understood by all parties hereto that there are no implied duties (including fiduciary duties), obligations or liabilities of any Indemnified Person under this Agreement or with respect to the Trust, and any such implied duties, obligations or liabilities are hereby expressly eliminated.
          (b) Whenever in this Declaration an Indemnified Person is permitted or required to make a decision:
     (i) in its “discretion” or under a grant of similar authority, the Indemnified Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or
     (ii) in its “good faith” or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Declaration or by applicable law.
     SECTION 9.4. Indemnification.
(a) (i) The Sponsor shall indemnify, to the fullest extent permitted by law, any Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) arising out of or in connection with the acceptance or administration of this Declaration by reason of the fact that such Person is or was an Indemnified Person against expenses (including reasonable attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Person in connection with such action, suit or proceeding if such Person acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnified Person did not act in good faith and in a manner which such Person reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such conduct was unlawful.
     (ii) The Sponsor shall indemnify, to the fullest extent permitted by law, any Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor arising out of or in connection with the acceptance or administration of this Declaration by reason of the fact that such Person is or was an Indemnified Person against expenses (including reasonable attorneys’ fees and expenses) actually and reasonably incurred by such Person in connection with the defense or settlement of such action or suit if such Person acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Indemnified Person shall have been adjudged to be liable to the Trust, unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.
     (iii) To the extent that an Indemnified Person shall be successful on the merits or otherwise (including dismissal of an action without prejudice or the settlement of an action without admission of liability) in defense of any action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 9.4(a), or in defense of any claim, issue or matter therein, such Person shall be indemnified, to the fullest extent permitted by law, against expenses (including reasonable attorneys’ fees and expenses) actually and reasonably incurred by such Person in connection therewith.
     (iv) Any indemnification of an Administrator under paragraphs (i) and (ii) of this Section 9.4(a) (unless ordered by a court) shall be made by the Sponsor only as authorized in the specific case upon a determination that indemnification of the Indemnified Person is proper in the circumstances because such Person has met the applicable standard of conduct set forth in paragraphs (i) and (ii). Such determination shall be made (A) by the Administrators by a majority vote of a Quorum consisting of such Administrators who were not parties to such action, suit or proceeding, (B) if such a Quorum is not obtainable, or, even if obtainable, if a Quorum of disinterested Administrators so directs, by independent legal counsel in a written opinion, or (C) by the Common Security Holder of the Trust.
     (v) To the fullest extent permitted by law, expenses (including reasonable attorneys’ fees and expenses) incurred by an Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 9.4(a) shall be paid by the Sponsor in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Person is not entitled to be indemnified by the Sponsor as authorized in this Section 9.4(a). Notwithstanding the foregoing, no advance shall be made by the Sponsor if a determination is reasonably and promptly made (1) in the case of a Company Indemnified Person (A) by the Administrators by a majority vote of a Quorum of disinterested Administrators, (B) if such a Quorum is not obtainable, or, even if obtainable, if a Quorum of disinterested Administrators so directs, by independent legal counsel in a written opinion or (C) by the Common Security Holder of the Trust, that, based upon the facts known to the Administrators, counsel or the Common Security Holder at the time such determination is made, such Indemnified Person acted in bad faith or in a manner that such Person either believed to be opposed to or did not believe to be in the best interests of the Trust, or, with respect to any criminal proceeding, that such Indemnified Person believed or had reasonable cause to believe such conduct was unlawful, or (2) in the case of a Fiduciary Indemnified Person, by independent legal counsel in a written opinion that, based upon the facts known to the counsel at the time such determination is made, such Indemnified Person acted in bad faith or in a manner that such Indemnified Person either believed to be opposed to or did not believe to be in the best interests of the Trust, or, with respect to any criminal proceeding, that such Indemnified Person believed or had reasonable cause to believe such conduct was unlawful. In no event shall any advance be made (i) to a Company Indemnified Person in instances where the Administrators, independent legal counsel or the Common Security Holder reasonably determine that such Person deliberately breached such Person’s duty to the Trust or its Common or Capital Security Holders or (ii) to a Fiduciary Indemnified Person in instances where independent legal counsel promptly and reasonably determines in a written opinion that such Person deliberately breached such Person’s duty to the Trust or its Common or Capital Security Holders.
          (b) The Sponsor shall indemnify, to the fullest extent permitted by applicable law, each Indemnified Person from and against any and all loss, damage, liability, tax (other than taxes based on the income of such Indemnified Person), penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person arising out of or in connection with or by reason of the creation, administration or termination of the Trust, or any act or omission of such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage, liability, tax, penalty, expense or claim incurred by such Indemnified Person by reason of negligence, willful misconduct or bad faith with respect to such acts or omissions.
          (c) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 9.4 shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors of the Sponsor or Capital Security Holders of the Trust or otherwise, both as to action in such Person’s official capacity and as to action in another capacity while holding such office. All rights to indemnification under this Section 9.4 shall be deemed to be provided by a contract between the Sponsor and each Indemnified Person who serves in such capacity at any time while this Section 9.4 is in effect. Any repeal or modification of this Section 9.4 shall not affect any rights or obligations then existing.
          (d) The Sponsor or the Trust may purchase and maintain insurance on behalf of any Person who is or was an Indemnified Person against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as such, whether or not the Sponsor would have the power to indemnify such Person against such liability under the provisions of this Section 9.4.

          (e) For purposes of this Section 9.4, references to “the Trust” shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger, so that any Person who is or was a director, trustee, officer or employee of such constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee or agent of another entity, shall stand in the same position under the provisions of this Section 9.4 with respect to the resulting or surviving entity as such Person would have with respect to such constituent entity if its separate existence had continued.
          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 9.4 shall, unless otherwise provided when authorized or ratified, continue as to a Person who has ceased to be an Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a Person.
          (g) The provisions of this Section 9.4 shall survive the termination of this Declaration or the earlier resignation or removal of the Institutional Trustee. The obligations of the Sponsor under this Section 9.4 to compensate and indemnify the Trustees and to pay or reimburse the Trustees for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustees as such, except funds held in trust for the benefit of the holders of particular Capital Securities, provided, that the Sponsor is the holder of the Common Securities.
     SECTION 9.5. Outside Businesses. Any Covered Person, the Sponsor, the Delaware Trustee and the Institutional Trustee (subject to Section 4.3(c)) may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders of Securities shall have no rights by virtue of this Declaration in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. None of any Covered Person, the Sponsor, the Delaware Trustee or the Institutional Trustee shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any Covered Person, the Sponsor, the Delaware Trustee and the Institutional Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Covered Person, the Delaware Trustee and the Institutional Trustee may engage or be interested in any financial or other transaction with the Sponsor or any Affiliate of the Sponsor, or may act as Depositary for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Sponsor or its Affiliates.
     SECTION 9.6. Compensation; Fee.
          (a) The Sponsor agrees:
     (i) to pay to the Trustees from time to time such compensation for all services rendered by them hereunder as the parties shall agree in writing from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and
     (ii) except as otherwise expressly provided herein or as may be agreed in writing in a separate agreement between the Institutional Trustee and the Sponsor, to reimburse the Trustees upon request for all reasonable, documented expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Declaration (including the reasonable compensation and the expenses and disbursements of their respective agents and counsel), except any such expense, disbursement or advance attributable to their negligence or willful misconduct.
For purposes of clarification, this Section 9.6 does not contemplate the payment by the Sponsor of acceptance or annual administration fees owing to the Trustees under this Declaration or the fees and expenses of the Trustees’ counsel in connection with the closing of the transactions contemplated by this Declaration.
          (b) The provisions of this Section 9.6 shall survive the dissolution of the Trust and the termination of this Declaration and the removal or resignation of any Trustee.
          (c) No Trustee may claim any lien or charge on any property of the Trust (including any Trust Property) as a result of any amount due pursuant to this Section 9.6.
ARTICLE X
ACCOUNTING
     SECTION 10.1. Fiscal Year. The fiscal year (the “Fiscal Year”) of the Trust shall be the calendar year, or such other year as is required by the Code.
     SECTION 10.2. Certain Accounting Matters.
          (a) At all times during the existence of the Trust, the Administrators shall keep, or cause to be kept at the principal office of the Trust in the United States, as defined for purposes of Treasury Regulations § 301.7701-7, full books of account, records and supporting documents, which shall reflect in reasonable detail each transaction of the Trust. The books of account shall be maintained on the accrual method of accounting, in accordance with generally accepted accounting principles, consistently applied.
          (b) The Administrators shall either (i) cause each Form 10-K and Form 10-Q prepared by the Sponsor and filed with the Commission in accordance with the Exchange Act to be delivered directly to each Holder of Securities, within 90 days after the filing of each Form 10-K and within 30 days after the filing of each Form 10-Q or (ii) cause to be prepared at the principal office of the Trust in the United States, as defined for purposes of Treasury Regulations § 301.7701-7, and delivered directly to each of the Holders of Securities, within 90 days after the end of each Fiscal Year of the Trust, annual financial statements of the Trust, including a balance sheet of the Trust as of the end of such Fiscal Year, and the related statements of income or loss.

          (c) The Administrators, at the Sponsor’s expense, shall cause to be duly prepared and delivered to each of the Holders of Securities Form 1099 or such other annual United States federal income tax information statement required by the Code, containing such information with regard to the Securities held by each Holder as is required by the Code and the Treasury Regulations. Notwithstanding any right under the Code to deliver any such statement at a later date, the Administrators shall endeavor to deliver all such statements within 30 days after the end of each Fiscal Year of the Trust.
          (d) The Administrators shall cause to be duly prepared in the United States, as defined for purposes of Treasury Regulations
§ 301.7701-7, and filed an annual United States federal income tax return on a Form 1041 or such other form required by United States federal income tax law, and any other annual income tax returns required to be filed by the Administrators on behalf of the Trust with any state or local taxing authority.
          (e) The Administrators will cause the Sponsor’s reports on Form H-b(11) to be delivered to the Holder promptly following their filing with the Office of Thrift Supervision (“OTS”).
     SECTION 10.3. Banking. The Trust shall maintain one or more bank accounts in the United States, as defined for purposes of Treasury Regulations § 301.7701-7, in the name and for the sole benefit of the Trust; provided, however, that all payments of funds in respect of the Debentures held by the Institutional Trustee shall be made directly to the Property Account and no other funds of the Trust shall be deposited in the Property Account. The sole signatories for such accounts (including the Property Account) shall be designated by the Institutional Trustee.
     SECTION 10.4. Withholding. The Institutional Trustee or any Paying Agent and the Administrators shall comply with all withholding requirements under United States federal, state and local law. As a condition to the payment of any principal of or interest on any Debenture without the imposition of withholding tax, the Institutional Trustee or any Paying Agent shall require the previous delivery of properly completed and signed applicable U.S. federal income tax certifications (generally, an Internal Revenue Service Form W-9 (or applicable successor form) in the case of a person that is a “United States person” within the meaning of Section 7701(a)(30) of the Code or an Internal Revenue Service Form W-8 (or applicable successor form) in the case of a person that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code) and any other certification acceptable to it to enable the Institutional Trustee or any Paying Agent and the Trustee to determine their respective duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold in respect of such Debenture or the holder of such Debenture under any present or future law or regulation of the United States or any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation. The Administrators shall file required forms with applicable jurisdictions and, unless an exemption from withholding is properly established by a Holder, shall remit amounts withheld with respect to the Holder to applicable jurisdictions. To the extent that the Institutional Trustee or any Paying Agent is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Holder, the amount withheld shall be deemed to be a Distribution to the Holder in the amount of the withholding. In the event of any claimed over-withholding, Holders shall be limited to an action against the applicable jurisdiction. If the amount required to be withheld was not withheld from actual Distributions made, the Institutional Trustee or any Paying Agent may reduce subsequent Distributions by the amount of such withholding.
ARTICLE XI
AMENDMENTS AND MEETINGS
     SECTION 11.1. Amendments.
          (a) Except as otherwise provided in this Declaration or by any applicable terms of the Securities, this Declaration may only be amended by a written instrument approved and executed by:
     (i) the Institutional Trustee,
     (ii) if the amendment affects the rights, powers, duties, obligations or immunities of the Delaware Trustee, the Delaware Trustee,
     (iii) if the amendment affects the rights, powers, duties, obligations or immunities of the Administrators, the Administrators, and
     (iv) the Holders of a Majority in liquidation amount of the Common Securities.
          (b) Notwithstanding any other provision of this Article XI, no amendment shall be made, and any such purported amendment shall be void and ineffective:
     (i) unless the Institutional Trustee shall have first received
     (A) an Officers’ Certificate from each of the Trust and the Sponsor that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities); and
     (B) an opinion of counsel (who may be counsel to the Sponsor or the Trust) that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities) and that all conditions precedent to the execution and delivery of such amendment have been satisfied; or
     (ii) if the result of such amendment would be to
     (A) cause the Trust to cease to be classified for purposes of United States federal income taxation as a grantor trust;
     (B) reduce or otherwise adversely affect the powers of the Institutional Trustee in contravention of the Trust Indenture Act;

     (C) cause the Trust to be deemed to be an Investment Company required to be registered under the Investment Company Act; or
     (D) cause the Debenture Issuer to be unable to treat an amount equal to the Liquidation Amount of the Capital Securities as “Tier 1 Capital” for purposes of the capital adequacy guidelines of the Federal Reserve or OTS, as applicable (or any successor regulatory authority with jurisdiction over the Debenture Issuer).
          (c) Except as provided in Section 11.1(d), (e) or (g), no amendment shall be made, and any such purported amendment shall be void and ineffective, unless the Holders of a Majority in liquidation amount of the Capital Securities shall have consented to such amendment.
          (d) In addition to and notwithstanding any other provision in this Declaration, without the consent of each affected Holder, this Declaration may not be amended to (i) change the amount or timing of any Distribution on the Securities or any redemption or liquidation provisions applicable to the Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Securities as of a specified date or change any conversion or exchange provisions, or (ii) restrict the right of a Holder to institute suit for the enforcement of any such payment on or after such date.
          (e) Sections 9.1(b) and 9.1(c) and this Section 11.1 shall not be amended without the consent of all of the Holders of the Securities. Article III shall not be amended without the consent of the Holders of a Majority in liquidation amount of the Common Securities.
          (f) The rights of the Holders of the Capital Securities and Common Securities, as applicable, under Article IV to increase or decrease the number of, and appoint and remove, Trustees shall not be amended without the consent of the Holders of a Majority in liquidation amount of the Capital Securities or Common Securities, as applicable.
          (g) Subject to Section 11.1(a), this Declaration may be modified, amended or supplemented by the Institutional Trustee and the Holder of a Majority in liquidation amount of the Common Securities without the consent of the Holders of the Capital Securities to:
     (i) cure any ambiguity;
     (ii) correct or supplement any provision in this Declaration that may be defective or inconsistent with any other provision of this Declaration;
     (iii) add to the covenants, restrictions or obligations of the Sponsor;
     (iv) modify, eliminate or add to any provision of this Declaration to such extent as may be necessary or desirable, including, without limitation, to ensure that the Trust will be classified for United States federal income tax purposes at all times as a grantor trust and will not be required to register as an Investment Company under the Investment Company Act (including without limitation to conform to any change in Rule 3a-5, Rule 3a-7 or any other applicable rule under the Investment Company Act or written change in interpretation or application thereof by any legislative body, court, government agency or regulatory authority) which amendment does not have a material adverse effect on the rights, preferences or privileges of the Holders of Securities;
     (v) provide for the issuance of Book-Entry Capital Securities in place of definitive Capital Securities Certificates and the designation of the Capital Securities for trading in the PORTAL system if available; or
     (vi) permit the qualification hereof and thereof under the Trust Indenture Act or any similar federal statute hereafter in effect or to permit the qualification of the Capital Securities for sale under the securities laws of the United States of America or any of the states of the United States of America, and, if they so determine, to add to this Declaration such other terms, conditions and provisions as may be permitted or required by said Trust Indenture Act or similar federal statute;
provided, however, that no such modification, elimination or addition referred to in clauses (i), (ii), (iii), (iv), (v) or (vi) shall adversely affect in any material respect the powers, preferences or rights of Holders of Capital Securities.
     SECTION 11.2. Meetings of the Holders of the Securities; Action by Written Consent.
          (a) Meetings of the Holders of any class of Securities may be called at any time by the Administrators (or as provided in the terms of the Securities) to consider and act on any matter on which Holders of such class of Securities are entitled to act under the terms of this Declaration, the terms of the Securities or the rules of any stock exchange on which the Capital Securities are listed or admitted for trading, if any. The Administrators shall call a meeting of the Holders of such class if directed to do so by the Holders of not less than 10% in liquidation amount of such class of Securities. Such direction shall be given by delivering to the Administrators one or more notices in a writing stating that the signing Holders of the Securities wish to call a meeting and indicating the general or specific purpose for which the meeting is to be called. Any Holders of the Securities calling a meeting shall specify in writing the Certificates held by the Holders of the Securities exercising the right to call a meeting and only those Securities represented by such Certificates shall be counted for purposes of determining whether the required percentage set forth in the second sentence of this paragraph has been met.
          (b) Except to the extent otherwise provided in the terms of the Securities, the following provisions shall apply to meetings of Holders of the Securities:
     (i) notice of any such meeting shall be given to all the Holders of the Securities having a right to vote thereat at least 7 days and not more than 60 days before the date of such meeting. Whenever a vote, consent or approval of the Holders of the Securities is permitted or required under this Declaration or the rules of any stock exchange on which the Capital Securities are listed or admitted for trading, if any, such vote, consent or approval may be given at a meeting of the Holders of the Securities. Any action that may be taken at a meeting of the Holders of the Securities may be taken without a meeting if a consent in writing setting forth the action so taken is signed by the Holders of the Securities owning not less than the minimum amount of Securities that would be necessary to authorize or take such action at a meeting at which all Holders of the Securities having a right to vote thereon were present and voting. Prompt notice of the taking of action without a meeting shall be given to the Holders of the Securities entitled to vote who have not consented in writing. The Administrators may specify that any written ballot submitted to the Holders of the Securities for the purpose of taking any action without a meeting shall be returned to the Trust within the time specified by the Administrators;
     (ii) each Holder of a Security may authorize any Person to act for it by proxy on all matters in which a Holder of Securities is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Holder of the Securities executing it. Except as otherwise provided herein, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Holders of the Securities were stockholders of a Delaware corporation; each meeting of the Holders of the Securities shall be conducted by the Administrators or by such other Person that the Administrators may designate; and
     (iii) unless the Statutory Trust Act, this Declaration, the terms of the Securities, the Trust Indenture Act or the listing rules of any stock exchange on which the Capital Securities are then listed for trading, if any, otherwise provides, the Administrators, in their sole discretion, shall establish all other provisions relating to meetings of Holders of Securities, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Holders of the Securities, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote; provided, however, that each meeting shall be conducted in the United States (as that term is defined in Treasury Regulations § 301.7701-7).
ARTICLE XII
REPRESENTATIONS OF INSTITUTIONAL TRUSTEE
AND DELAWARE TRUSTEE
     SECTION 12.1. Representations and Warranties of Institutional Trustee. The Trustee that acts as initial Institutional Trustee represents and warrants to the Trust and to the Sponsor at the date of this Declaration, and each Successor Institutional Trustee represents and warrants to the Trust and the Sponsor at the time of the Successor Institutional Trustee’s acceptance of its appointment as Institutional Trustee, that:

          (a) the Institutional Trustee is a Delaware banking corporation or national association with trust powers, duly organized, validly existing and in good standing under the laws of the State of Delaware or the United States of America, respectively, with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration;
          (b) the Institutional Trustee has a combined capital and surplus of at least fifty million U.S. dollars ($50,000,000);
          (c) the Institutional Trustee is not an Affiliate of the Sponsor, nor does the Institutional Trustee offer or provide credit or credit enhancement to the Trust;
          (d) the execution, delivery and performance by the Institutional Trustee of this Declaration has been duly authorized by all necessary action on the part of the Institutional Trustee. This Declaration has been duly executed and delivered by the Institutional Trustee, and under Delaware law (excluding any securities laws) constitutes a legal, valid and binding obligation of the Institutional Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency and other similar laws affecting creditors’ rights generally and to general principles of equity and the discretion of the court (regardless of whether considered in a proceeding in equity or at law);
          (e) the execution, delivery and performance of this Declaration by the Institutional Trustee does not conflict with or constitute a breach of the charter or by-laws of the Institutional Trustee; and
          (f) no consent, approval or authorization of, or registration with or notice to, any state or federal banking authority governing the trust powers of the Institutional Trustee is required for the execution, delivery or performance by the Institutional Trustee of this Declaration.
     SECTION 12.2. Representations and Warranties of Delaware Trustee. The Trustee that acts as initial Delaware Trustee represents and warrants to the Trust and to the Sponsor at the date of this Declaration, and each Successor Delaware Trustee represents and warrants to the Trust and the Sponsor at the time of the Successor Delaware Trustee’s acceptance of its appointment as Delaware Trustee that:
          (a) if it is not a natural person, the Delaware Trustee is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has its principal place of business in the State of Delaware;
          (b) if it is not a natural person, the execution, delivery and performance by the Delaware Trustee of this Declaration has been duly authorized by all necessary corporate action on the part of the Delaware Trustee. This Declaration has been duly executed and delivered by the Delaware Trustee, and under Delaware law (excluding any securities laws) constitutes a legal, valid and binding obligation of the Delaware Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency and other similar laws affecting creditors’ rights generally and to general principles of equity and the discretion of the court (regardless of whether considered in a proceeding in equity or at law);

          (c) if it is not a natural person, the execution, delivery and performance of this Declaration by the Delaware Trustee does not conflict with or constitute a breach of the articles of association or by-laws of the Delaware Trustee;
          (d) it has trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration;
          (e) no consent, approval or authorization of, or registration with or notice to, any state or federal banking authority governing the trust powers of the Delaware Trustee is required for the execution, delivery or performance by the Delaware Trustee of this Declaration; and
          (f) if the Delaware Trustee is a natural person, he or she is a resident of the State of Delaware.
     SECTION 12.3. Representations and Warranties of the Sponsor. The Sponsor represents and warrants to the Trust, the initial Institutional Trustee and the initial Delaware Trustee at the date of this Declaration that:
          (a) The Sponsor has been duly incorporated and is an existing corporation in good standing under the laws of the State of Michigan.
          (b) The execution, delivery and performance of this Declaration by the Sponsor and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors with respect to the Sponsor.
          (c) This Declaration has been duly and validly executed and delivered by the Sponsor and, assuming due authorization, execution and delivery by the other parties hereto, is a valid and binding obligation of the Sponsor enforceable against the Sponsor in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).
          (d) No other corporate proceedings are necessary for the execution and delivery by the Sponsor of this Declaration, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby, subject, in the case of the authorization of the shares of Common Stock issuable upon conversion of the Capital Securities, the receipt of stockholder approval to increase the number of authorized shares of Common Stock of the Sponsor.
          (e) No consent, approval or authorization of, or registration with or notice to, any court, regulatory body, administrative agency or other governmental agency or body is required for the execution, delivery or performance by the Sponsor of this Declaration, except for compliance with the state securities laws and federal securities laws applicable to the offering of the Capital Securities and such consents, approvals, authorizations or other orders as have been obtained and are in full force and effect; and

          (f) The execution, delivery and performance of this Declaration by the Sponsor does not conflict with or constitute a breach of the Certificate of Incorporation or Bylaws of the Sponsor.
ARTICLE XIII
MISCELLANEOUS
     SECTION 13.1. Notices. All notices provided for in this Declaration shall be in writing, duly signed by the party giving such notice, and shall be delivered, faxed, telecopied (which facsimile or telecopy shall be followed by notice delivered or mailed by first class mail) or mailed by first class mail, as follows:
          (a) if given to the Trust, in care of the Administrators at the Trust’s mailing address set forth below (or such other address as the Trust may give notice of to the Holders of the Securities):
Flagstar Statutory Trust XI
c/o Flagstar Bancorp, Inc.
5151 Corporate Drive
Troy, Michigan 48098
Attention: Paul D. Borja
Telecopy: (248) 312-6833
Telephone: (248) 312-5580
          (b) if given to the Delaware Trustee, at the mailing address set forth below (or such other address as the Delaware Trustee may give notice of to the Holders of the Securities):
Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Attn: Corporate Trust Administration
Facsimile: (302) 636-4140
Telephone:
          (c) if given to the Institutional Trustee, at the Institutional Trustee’s mailing address set forth below (or such other address as the Institutional Trustee may give notice of to the Holders of the Securities):

Wilmington Trust Company
Rodney Square North, 1100 North Market Street, Wilmington, Delaware
19890-1600
Attn: Corporate Trust Administration
Facsimile: (302) 636-4140
Telephone:
          (d) if given to the Holder of the Common Securities, at the mailing address of the Sponsor set forth below (or such other address as the Holder of the Common Securities may give notice of to the Trust):
Flagstar Bancorp, Inc.
5151 Corporate Drive
Troy, Michigan 48098
Attention: Paul D. Borja
Telecopy: (248) 312-6833
Telephone: (248) 312-5580
          (e) if given to the Conversion Agent, at the mailing address of the Conversion Agent set forth below (or such other address as the Conversion Agent may give notice of to the Trust):
Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-1600
Attn: Corporate Trust Administration
Facsimile: (302) 636-4140
Telephone:
          (f) if given to any other Holder, at the address set forth on the books and records of the Trust.
All such notices shall be deemed to have been given when received in person, faxed or telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.
     SECTION 13.2. Governing Law. This Declaration and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the law of the State of Delaware and all rights, obligations and remedies shall be governed by such laws without regard to the principles of conflict of laws of the State of Delaware or any other jurisdiction that would call for the application of the law of any jurisdiction other than the State of Delaware.
     SECTION 13.3. Intention of the Parties. It is the intention of the parties hereto that the Trust be classified for United States federal income tax purposes as a grantor trust. The provisions of this Declaration shall be interpreted to further this intention of the parties.

     SECTION 13.4. Headings. Headings contained in this Declaration are inserted for convenience of reference only and do not affect the interpretation of this Declaration or any provision hereof.
     SECTION 13.5. Successors and Assigns. Whenever in this Declaration any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Declaration by the Sponsor and the Trustees shall bind and inure to the benefit of their respective successors and assigns, whether or not so expressed.
     SECTION 13.6. Partial Enforceability. If any provision of this Declaration, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Declaration, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.
     SECTION 13.7. Counterparts. This Declaration may contain more than one counterpart of the signature page and this Declaration may be executed by the affixing of the signature of each of the Trustees and Administrators to any of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page. A counterpart signed and transmitted electronically or by facsimile shall be treated as an original.

     IN WITNESS WHEREOF, the undersigned have caused this Declaration to be duly executed as of the day and year first above written.

WILMINGTON TRUST COMPANY, as Delaware Trustee
By:	JCM
	Name:	J. Christopher Murphy
	Title:	Financial Services Officer

WILMINGTON TRUST COMPANY, as Institutional Trustee
By:	JCM
	Name:	J. Christopher Murphy
	Title:	Financial Services Officer

FLAGSTAR BANCORP, INC., as Sponsor
By:	Paul D. Borja
	Name:	Paul D. Borja
	Title:	Exec VP /CFO

/s/ Mark T. Hammond
Name:	Mark T. Hammond
Administrator

/s/ Paul D. Borja
Name:	Paul D. Borja
Administrator

ANNEX I
TERMS OF
CAPITAL SECURITIES AND
COMMON SECURITIES
     Pursuant to Section 6.1 of the Amended and Restated Declaration of Trust, dated as of June 30, 2009 (as amended from time to time, the “Declaration”), the designation, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities and the Common Securities are set out below (each capitalized term used but not defined herein has the meaning set forth in the Declaration):
     1. Designation and Number.
     (a) Capital Securities. 50,000 Convertible Capital Securities of Flagstar Statutory Trust XI (the “Trust”), with an aggregate stated liquidation amount with respect to the assets of the Trust of Fifty Million Dollars ($50,000,000) and a stated liquidation amount with respect to the assets of the Trust of $1,000 per Capital Security, are hereby designated for the purposes of identification only as the “Capital Securities.” The Capital Security Certificates evidencing the Capital Securities shall be substantially in the form of Exhibit A-1 to the Declaration, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice or to conform to the rules of any stock exchange on which the Capital Securities are listed, if any.
     (a) Common Securities. 1,547 Common Securities of the Trust (the “Common Securities”) will be evidenced by Common Security Certificates substantially in the form of Exhibit A-2 to the Declaration, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice. The Common Securities will have an aggregate stated liquidation amount with respect to the assets of the Trust of One Million Five Hundred Forty-Seven Thousand Dollars ($1,547,000) and a stated liquidation amount with respect to the assets of the Trust of $1,000 per Common Security.
     2. Distributions.
     (a) Distributions payable on each Security will be payable at a fixed per annum rate of interest equal to 10% (the “Distribution Rate”) of the stated liquidation amount of $1,000 per Security (provided, however, that the Distribution Rate for any Distribution Period may not exceed the highest rate permitted by New York law, as the same may be modified by United States law of general applicability), such Distribution Rate being the rate of interest payable on the Debentures to be held by the Institutional Trustee. Except as set forth below in respect of an Extension Period, Distributions in arrears for more than one quarterly period will bear interest thereon compounded quarterly at the Distribution Rate (to the extent permitted by applicable law). The term “Distributions” as used herein includes cash distributions, any such compounded distributions and any Additional Interest payable on the Debentures unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Institutional Trustee and to the extent the Institutional Trustee has funds legally available in the Property Account therefor. The amount of Distributions payable for any

Distribution Period will be computed for any full quarterly Distribution Period on the basis of a 360-day year consisting of twelve 30 day months; provided, however, that upon the occurrence of a Special Event redemption pursuant to Section 4(a) below the amounts payable pursuant to this Declaration shall be calculated as set forth in the definition of Special Redemption Price.
     (b) [Reserved]
     (c) All percentages resulting from any calculations on the Securities will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or ..0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).
     (d) The Sponsor shall, from time to time, provide any necessary information to the Paying Agent relating to any original issue discount and interest on the Securities that is included in any payment and reportable for taxable income calculation purposes.
     (e) Distributions on the Securities will be cumulative, will accrue from the date of original issuance, and will be payable, subject to extension of Distribution Periods as described herein, quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (or, if such day is not a Business Day, then the next succeeding Business Day), commencing September 15, 2009 (each, a “Distribution Payment Date”). Subject to prior submission of Notice (as defined in the Indenture), and so long as no Event of Default pursuant to paragraphs (c), (e), (f) or (g) of Section 5.01 of the Indenture has occurred and is continuing, the Debenture Issuer has the right under the Indenture to defer payments of interest on the Debentures by extending the interest distribution period for up to 20 consecutive quarterly periods (each, an “Extension Period”) at any time and from time to time on the Debentures, subject to the conditions described below, during which Extension Period no interest shall be due and payable (except any Additional Interest that may be due and payable). During any Extension Period, interest will continue to accrue on the Debentures, and interest on such accrued interest (such accrued interest and interest thereon referred to herein as “Deferred Interest”) will accrue at an annual rate equal to the Distribution Rate, compounded quarterly from the date such Deferred Interest would have been payable were it not for the Extension Period, to the extent permitted by law. No Extension Period may end on a date other than a Distribution Payment Date. At the end of any such Extension Period, the Debenture Issuer shall pay all Deferred Interest then accrued and unpaid on the Debentures; provided, however, that no Extension Period may extend beyond the Maturity Date, Redemption Date (to the extent redeemed) or Special Redemption Date; and provided, further, that, during any such Extension Period, the Debenture Issuer may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Debenture Issuer’s capital stock or (ii) make any payment of principal or premium or interest on or repay, repurchase or redeem any debt securities of the Debenture Issuer that rank pari passu in all respects with or junior in interest to the Debentures or (iii) make any payment under any guarantees of the Debenture Issuer that rank in all respects pari passu with or junior in interest to the Guarantee (other than, with respect to clauses (i), (ii) or (iii) above, (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Debenture Issuer (A) in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, (B) in connection with a dividend reinvestment or stockholder stock purchase plan or (C) in connection with the issuance of capital stock of the Debenture Issuer (or securities convertible into or exercisable for such capital stock), as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of any exchange, reclassification, combination or conversion of any class or series of the Debenture Issuer’s capital stock (or any capital stock of a subsidiary of the Debenture Issuer) for any class or series of the Debenture Issuer’s capital stock or of any class or series of the Debenture Issuer’s indebtedness for any class or series of the Debenture Issuer’s capital stock, (c) the purchase of fractional interests in shares of the Debenture Issuer’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder’s rights plan, or the issuance of rights, stock or other property under any stockholder’s rights plan, or the redemption or repurchase of rights pursuant thereto, (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock and any cash payments in lieu of fractional shares issued in connection therewith; (f) payments under the Guarantee; or (g) payments of Deferred Interest in connection with the conversion of Capital Securities pursuant to Section 7(b) below. Prior to the termination of any Extension Period, the Debenture Issuer may further extend such period; provided, that such period together with all such previous and further consecutive extensions thereof shall not exceed 20 consecutive quarterly periods, or extend beyond the Maturity Date, Redemption Date (to the extent redeemed) or Special Redemption Date. Upon the termination of any Extension Period and upon the payment of all Deferred Interest, the Debenture Issuer may commence a new Extension Period, subject to the foregoing requirements. No interest or Deferred Interest shall be due and payable during an Extension Period, except at the end thereof, but Deferred Interest shall accrue upon each installment of interest that would otherwise have been due and payable during such Extension Period until such installment is paid. If Distributions are deferred, the Distributions due shall be paid on the date that the related Extension Period terminates to Holders of the Securities as they appear on the books and records of the Trust on the record date immediately preceding such date. Distributions on the Securities must be paid on the dates payable (after giving effect to any Extension Period) to the extent that the Trust has funds legally available for the payment of such distributions in the Property Account of the Trust. The Trust’s funds available for Distribution to the Holders of the Securities will be limited to payments received from the Debenture Issuer. The payment of Distributions out of moneys held by the Trust is guaranteed by the Guarantor pursuant to the Guarantee.
     (f) Distributions on the Securities will be payable to the Holders thereof as they appear on the books and records of the Registrar on the relevant record dates. The relevant record dates shall be the Business Day before the relevant Distribution Payment Date. Distributions payable on any Securities that are not punctually paid on any Distribution Payment Date, as a result of the Debenture Issuer having failed to make a payment under the Debentures, as the case may be, when due (taking into account any Extension Period), will cease to be payable to the Person in whose name such Securities are registered on the relevant record date, and such defaulted Distribution will instead be payable to the Person in whose name such Securities are registered on the special record date or other specified date determined in accordance with the Indenture. Notwithstanding anything to the contrary contained herein, if any Distribution Payment Date, other than on the Maturity Date, any Redemption Date or the Special Redemption Date, falls on a day that is not a Business Day, then any Distributions payable will be paid on, and such Distribution Payment Date will be moved to, the next succeeding Business Day, and additional Distributions will accrue for each day that such payment is delayed as a result thereof. If the Maturity Date, Redemption Date or Special Redemption Date falls on a day that is not a Business Day, then the principal, premium, if any, and/or interest payable on such date will be paid on the next succeeding Business Day, and no additional interest will accrue (except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day).
     (g) In the event that there is any money or other property held by or for the Trust that is not accounted for hereunder, such property shall be distributed Pro Rata (as defined herein) among the Holders of the Securities.
     3. Liquidation Distribution Upon Dissolution. In the event of the voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each, a “Liquidation”) other than in connection with a redemption of the Debentures, the Holders of the Securities will be entitled to receive out of the assets of the Trust available for distribution to Holders of the Securities, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by the Debenture Issuer), distributions equal to the aggregate of the stated liquidation amount of $1,000 per Security plus accrued and unpaid Distributions thereon to the date of payment (such amount being the “Liquidation Distribution”), unless in connection with such Liquidation, the Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of such Securities, with an interest rate equal to the Distribution Rate of, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on, and having the same record date as, such Securities, after paying or making reasonable provision to pay all claims and obligations of the Trust in accordance with Section 3808(e) of the Statutory Trust Act, shall be distributed on a Pro Rata basis to the Holders of the Securities in exchange for such Securities.
     The Sponsor, as the Holder of all of the Common Securities, has the right at any time to, upon receipt of an opinion of nationally recognized tax counsel that Holders will not recognize any gain or loss for United States federal income tax purposes as a result of the distribution of the Debentures, dissolve the Trust (including without limitation upon the occurrence of a Tax Event, an Investment Company Event or a Capital Treatment Event), subject to the receipt by the Debenture Issuer of prior approval from any regulatory authority having jurisdiction over the Sponsor that is primarily responsible for regulating the activities of the Sponsor if such approval is then required under applicable capital guidelines or policies of such regulatory authority, and, after satisfaction of liabilities to creditors of the Trust, cause the Debentures to be distributed to the Holders of the Securities on a Pro Rata basis in accordance with the aggregate stated liquidation amount thereof.
     The Trust shall dissolve on the first to occur of (i) September 15, 2044, the expiration of the term of the Trust, (ii) a Bankruptcy Event with respect to the Sponsor, the Trust or the Debenture Issuer, (iii) (other than in connection with a merger, consolidation or similar transaction not prohibited by the Indenture, this Declaration or the Guarantee, as the case may be) the filing of a certificate of dissolution or its equivalent with respect to the Sponsor or upon the revocation of the charter of the Sponsor and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) the distribution to the Holders of the Securities of the Debentures, upon exercise of the right of the Holder of all of the outstanding Common Securities to dissolve the Trust as described above, (v) the entry of a decree of a judicial dissolution of the Sponsor or the Trust, or (vi) when all of the Securities shall have been called for redemption and the amounts necessary for redemption thereof shall have been paid to the Holders in accordance with the terms of the Securities. As soon as practicable after the dissolution of the Trust and upon completion of the winding up of the Trust, the Trust shall terminate upon the filing of a certificate of cancellation with the Secretary of State of the State of Delaware.
     If a Liquidation of the Trust occurs as described in clause (i), (ii), (iii) or (v) in the immediately preceding paragraph, the Trust shall be liquidated by the Institutional Trustee of the Trust as expeditiously as such Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the Holders of the Securities, the Debentures on a Pro Rata basis to the extent not satisfied by the Debenture Issuer, unless such distribution is determined by the Institutional Trustee not to be practical, in which event such Holders will be entitled to receive out of the assets of the Trust available for distribution to the Holders, after satisfaction of liabilities to creditors of the Trust to the extent not satisfied by the Debenture Issuer, an amount equal to the Liquidation Distribution. An early Liquidation of the Trust pursuant to clause (iv) of the immediately preceding paragraph shall occur if the Institutional Trustee determines that such Liquidation is possible by distributing, after satisfaction of liabilities to creditors of the Trust, to the Holders of the Securities on a Pro Rata basis, the Debentures, and such distribution occurs.
     If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on such Capital Securities shall be paid to the Holders of the Securities on a Pro Rata basis, except that if an Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities with regard to such distributions.
     Upon any such Liquidation of the Trust involving a distribution of the Debentures, if at the time of such Liquidation, the Capital Securities were rated by at least one nationally-recognized statistical rating organization, the Debenture Issuer will use its reasonable best efforts to obtain from at least one such or other rating organization a rating for the Debentures.
     After the date for any distribution of the Debentures upon dissolution of the Trust, (i) the Securities of the Trust will be deemed to be no longer outstanding, (ii) upon surrender of a Holder’s Securities certificate, such Holder of the Securities will receive a certificate representing the Debentures to be delivered upon such distribution; (iii) any certificates representing the Capital Securities will be deemed to represent undivided beneficial interests in such of the Debentures as have an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the Distribution Rate of, and bearing accrued and unpaid interest equal to accrued and unpaid distributions on, the Securities until such certificates are presented to the Debenture Issuer or its agent for transfer or reissuance (and until such certificates are so surrendered, no payments of interest or principal shall be made to

Holders of Securities in respect of any payments due and payable under the Debentures) and (iv) all rights of Holders of Securities under the Capital Securities or the Common Securities, as applicable, shall cease, except the right of such Holders to receive Debentures upon surrender of certificates representing such Securities.
     4. Redemption and Distribution.
     (a) The Debentures will mature on September 15, 2039. The Debentures may be redeemed by the Debenture Issuer, in whole or in part, on January 31, 2011 and any March 15, June 15, September 15 or December 15 on or after January 31, 2011 at the Redemption Price, upon not less than 30 nor more than 60 days’ notice to Holders of such Debentures. In addition, upon the occurrence and continuation of a Tax Event, an Investment Company Event or a Capital Treatment Event, the Debentures may be redeemed by the Debenture Issuer in whole or in part, at any time within 90 days following the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event, as the case may be (the “Special Redemption Date”), at the Special Redemption Price, upon not less than 30 nor more than 60 days’ notice to Holders of the Debentures so long as such Tax Event, Investment Company Event or Capital Treatment Event, as the case may be, is continuing. In each case, the right of the Debenture Issuer to redeem the Debentures is subject to the Debenture Issuer having received prior approval from any regulatory authority having jurisdiction over the Debenture Issuer, if such approval is then required under applicable capital guidelines or policies of such regulatory authority.
     “Capital Treatment Event” means, if the Debenture Issuer is organized and existing under the laws of the United States or any state thereof or the District of Columbia, the receipt by the Debenture Issuer and the Trust of an Opinion of Counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change in, the laws, rules or regulations of the United States or any political subdivision thereof or therein, or any rules, guidelines or policies of any applicable regulatory authority for the Debenture Issuer or (b) any official or administrative pronouncement or action or decision interpreting or applying such laws, rules or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of original issuance of the Debentures, there is more than an insubstantial risk that, within 90 days of the receipt of such opinion, the aggregate Liquidation Amount of the Capital Securities will not be eligible to be treated by the Debenture Issuer as “Tier 1 Capital” (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve or OTS, as applicable (or any successor regulatory authority with jurisdiction over bank, savings and loan or financial holding companies), as then in effect and applicable to the Debenture Issuer; provided, however, that the inability of the Debenture Issuer to treat all or any portion of the aggregate Liquidation Amount of the Capital Securities as Tier 1 Capital shall not constitute the basis for a Capital Treatment Event, if such inability results from the Debenture Issuer having cumulative preferred stock, minority interests in consolidated subsidiaries, or any other class of security or interest which the Federal Reserve or OTS, as applicable, may now or hereafter accord Tier 1 Capital treatment in excess of the amount which may now or hereafter qualify for treatment as Tier 1 Capital under applicable capital adequacy guidelines; provided further, however, that the distribution of the Debentures in connection with the liquidation of the Trust by the Debenture Issuer shall not in and of itself constitute a Capital Treatment Event unless such liquidation shall have occurred in connection with a Tax Event or an Investment Company Event.

     “Investment Company Event” means the receipt by the Debenture Issuer and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of a change in law or regulation or written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or, within 90 days of the date of such opinion will be, considered an “investment company” that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the original issuance of the Debentures.
     “Redemption Date” means the date fixed for the redemption of Capital Securities, which shall be January 31, 2011 or any March 15, June 15, September 15 or December 15 on or after January 31, 2011.
     “Redemption Price” means 100% of the principal amount of the Debentures being redeemed plus accrued and unpaid interest on such Debentures to the Redemption Date.
     “Special Event” means any of a Capital Treatment Event, a Tax Event or an Investment Company Event.
     “Special Redemption Price” means 100% of the principal amount of the Debentures being redeemed plus accrued and unpaid interest on such Debentures to the Special Redemption Date.
     “Tax Event” means the receipt by the Debenture Issuer and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to or change (including any announced prospective change) in the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement (including any private letter ruling, technical advice memorandum, field service advice, regulatory procedure, notice or announcement including any notice or announcement of intent to adopt such procedures or regulations) (an “Administrative Action”) or judicial decision interpreting or applying such laws or regulations, regardless of whether such Administrative Action or judicial decision is issued to or in connection with a proceeding involving the Debenture Issuer or the Trust and whether or not subject to review or appeal, which amendment, clarification, change, Administrative Action or decision is enacted, promulgated or announced, in each case on or after the date of original issuance of the Debentures, there is more than an insubstantial risk that: (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Debentures; (ii) if the Debenture Issuer is organized and existing under the laws of the United States or any state thereof or the District of Columbia, interest payable by the Debenture Issuer on the Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Debenture Issuer, in whole or in part, for United States federal income tax purposes; or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes (including withholding taxes), duties, assessments or other governmental charges.
     (b) Upon the repayment in full at maturity or redemption in whole or in part of the Debentures (other than following the distribution of the Debentures to the Holders of the

Securities), the proceeds from such repayment or payment shall concurrently be applied to redeem Pro Rata at the applicable Redemption Price, Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Debentures so repaid or redeemed; provided, however, that holders of such Securities shall be given not less than 30 nor more than 60 days’ notice of such redemption (other than at the scheduled maturity of the Debentures).
     (c) If fewer than all the outstanding Securities are to be so redeemed, the Common Securities and the Capital Securities will be redeemed Pro Rata and the Capital Securities to be redeemed will be as described in Section 4(e)(ii) below.
     (d) The Trust may not redeem fewer than all the outstanding Capital Securities unless all accrued and unpaid Distributions have been paid on all Capital Securities for all quarterly Distribution periods terminating on or before the date of redemption; provided, that if the Sponsor redeems any part of the Debentures, the Trust must simultaneously redeem an equal portion of the Capital Securities.
     (e) Redemption or Distribution Procedures.
     (i) Notice of any redemption of, or notice of distribution of the Debentures in exchange for, the Securities (a “Redemption/Distribution Notice”) will be given by the Trust by mail to each Holder of Securities to be redeemed or exchanged not fewer than 30 nor more than 60 days before the date fixed for redemption or exchange thereof which, in the case of a redemption, will be the date fixed for redemption of the Debentures. For purposes of the calculation of the date of redemption or exchange and the dates on which notices are given pursuant to this Section 4(e)(i), a Redemption/Distribution Notice shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to Holders of such Securities. Each Redemption/Distribution Notice shall be addressed to the Holders of such Securities at the address of each such Holder appearing on the books and records of the Registrar. No defect in the Redemption/Distribution Notice or in the mailing thereof with respect to any Holder shall affect the validity of the redemption or exchange proceedings with respect to any other Holder.
     (ii) In the event that fewer than all the outstanding Securities are to be redeemed, the Securities to be redeemed shall be redeemed Pro Rata from each Holder of Capital Securities.
     (iii) If the Securities are to be redeemed and the Trust gives a Redemption/Distribution Notice, which notice may only be issued if the Debentures are redeemed as set out in this Section 4 (which notice will be irrevocable), then, provided, that the Institutional Trustee has a sufficient amount of cash in connection with the related redemption or maturity of the Debentures, the Institutional Trustee will pay, to the extent available therefor, the relevant Redemption Price or Special Redemption Price, as applicable, to the Holders of such Securities, upon surrender of such Holder’s Securities, by check mailed to the address of each such Holder appearing on the books and records of the Trust on the Redemption Date or Special Redemption Date, as applicable. If a Redemption/Distribution Notice shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, Distributions will cease to accrue on the Securities so called for redemption and all rights of Holders of such Securities so called for redemption will cease, except the right of the Holders of such Securities to receive the applicable Redemption Price or Special Redemption Price, as applicable, specified in
Section 4(a). If any date fixed for redemption of Securities is not a Business Day, then payment of any such Redemption Price or Special Redemption Price, as applicable, payable on such date will be made on the next succeeding day that is a Business Day except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Redemption Price or Special Redemption Price, as applicable, in respect of any Securities is improperly withheld or refused and not paid either by the Trust or by the Debenture Issuer as guarantor pursuant to the Guarantee, Distributions on such Securities will continue to accrue at the Distribution Rate from the original Redemption Date or Special Redemption Date, as applicable, to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price or Special Redemption Price, as applicable. In the event of any redemption of the Capital Securities issued by the Trust in part, the Trust shall not be required to (i) issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before any selection for redemption of the Capital Securities and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of the Capital Securities to be so redeemed or (ii) register the transfer of or exchange any Capital Securities so selected for redemption, in whole or in part, except for the unredeemed portion of any Capital Securities being redeemed in part.
     (iv) Redemption/Distribution Notices shall be sent by the Trust (A) in respect of the Capital Securities, to the Holders thereof, and (B) in respect of the Common Securities, to the Holder thereof.
     (v) Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Sponsor or any of its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.
     5. Voting Rights — Capital Securities.
     (a) Except as provided under Sections 5(b) and 7 and as otherwise required by law and the Declaration, the Holders of the Capital Securities will have no voting rights. The Administrators are required to call a meeting of the Holders of the Capital Securities if directed to do so by Holders of not less than 10% in liquidation amount of the Capital Securities.

     (b) Subject to the requirements of obtaining a tax opinion by the Institutional Trustee in certain circumstances set forth in the last sentence of this paragraph, the Holders of a Majority in liquidation amount of the Capital Securities, voting separately as a class, have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee, or exercising any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee, as holder of the Debentures, to (i) exercise the remedies available under the Indenture as the holder of the Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable or (iv) consent on behalf of all the Holders of the Capital Securities to any amendment, modification or termination of the Indenture or the Debentures where such consent shall be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of the holders of greater than a simple majority in principal amount of Debentures (a “Super Majority”) affected thereby, the Institutional Trustee may only give such consent or take such action at the written direction of the Holders of not less than the proportion in liquidation amount of the Capital Securities outstanding which the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding. If the Institutional Trustee fails to enforce its rights under the Debentures after the Holders of a Majority or Super Majority, as the case may be, in liquidation amount of such Capital Securities have so directed the Institutional Trustee, to the fullest extent permitted by law, a Holder of the Capital Securities may institute a legal proceeding directly against the Debenture Issuer to enforce the Institutional Trustee’s rights under the Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Debenture Issuer to pay interest or premium, if any, on or principal of the Debentures on the date such interest, premium, if any, on or principal is payable (or in the case of redemption, the Redemption Date or Special Redemption Date, as applicable), then a Holder of record of the Capital Securities may directly institute a proceeding for enforcement of payment, on or after the respective due dates specified in the Debentures, to such Holder directly of the principal of or premium, if any, or interest on the Debentures having an aggregate principal amount equal to the aggregate liquidation amount of the Capital Securities of such Holder. The Institutional Trustee shall notify all Holders of the Capital Securities of any default actually known to the Institutional Trustee with respect to the Debentures unless (x) such default has been cured prior to the giving of such notice or (y) the Institutional Trustee determines in good faith that the withholding of such notice is in the interest of the Holders of such Capital Securities, except where the default relates to the payment of principal of or interest on any of the Debentures. Such notice shall state that such Indenture Event of Default also constitutes an Event of Default hereunder. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clause (i), (ii) or (iii) above unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.
     In the event the consent of the Institutional Trustee, as the holder of the Debentures is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Institutional Trustee may request the written direction of the Holders of the Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a Majority in liquidation amount of the Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super Majority, the Institutional Trustee may only give such consent at the written direction of the Holders of not less than the proportion in liquidation amount of such Securities outstanding which the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding. The Institutional Trustee shall not take any such action in accordance with the written directions of the Holders of the Securities unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.
     A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Event of Default hereunder. Any required approval or direction of Holders of the Capital Securities may be given at a separate meeting of Holders of the Capital Securities convened for such purpose, at a meeting of all of the Holders of the Securities in the Trust or pursuant to written consent. The Institutional Trustee will cause a notice of any meeting at which Holders of the Capital Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of record of the Capital Securities. Each such notice will include a statement setting forth the following information (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents. No vote or consent of the Holders of the Capital Securities will be required for the Trust to redeem and cancel Capital Securities or to distribute the Debentures in accordance with the Declaration and the terms of the Securities.
     Notwithstanding that Holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Sponsor or any Affiliate of the Sponsor shall not entitle the Holder thereof to vote or consent and shall, for purposes of such vote or consent, be treated as if such Capital Securities were not outstanding.
     In no event will Holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrators, which voting rights are vested exclusively in the Sponsor as the Holder of all of the Common Securities of the Trust. Under certain circumstances as more fully described in the Declaration, Holders of Capital Securities have the right to vote to appoint, remove or replace the Institutional Trustee and the Delaware Trustee.
     6. Voting Rights — Common Securities.
     (a) Except as provided under Sections 6(b), 6(c) and 7 and as otherwise required by law and the Declaration, the Common Securities will have no voting rights.
     (b) The Holders of the Common Securities are entitled, in accordance with Article IV of the Declaration, to vote to appoint, remove or replace any Administrators.

     (c) Subject to Section 6.8 of the Declaration and only after each Event of Default (if any) with respect to the Capital Securities has been cured, waived or otherwise eliminated and subject to the requirements of the second to last sentence of this paragraph, the Holders of a Majority in liquidation amount of the Common Securities, voting separately as a class, may direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee, or exercising any trust or power conferred upon the Institutional Trustee under the Declaration, including (i) directing the time, method, place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred on the Debenture Trustee with respect to the Debentures, (ii) waiving any past default and its consequences that is waivable under the Indenture, or (iii) exercising any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable, provided, however, that, where a consent or action under the Indenture would require a Super Majority, the Institutional Trustee may only give such consent or take such action at the written direction of the Holders of not less than the proportion in liquidation amount of the Common Securities which the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding. Notwithstanding this Section 6(c), the Institutional Trustee shall not revoke any action previously authorized or approved by a vote or consent of the Holders of the Capital Securities. Other than with respect to directing the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or the Debenture Trustee as set forth above, the Institutional Trustee shall not take any action described in clause (i), (ii) or (iii) above, unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust on account of such action. If the Institutional Trustee fails to enforce its rights under the Declaration, to the fullest extent permitted by law any Holder of the Common Securities may institute a legal proceeding directly against any Person to enforce the Institutional Trustee’s rights under the Declaration, without first instituting a legal proceeding against the Institutional Trustee or any other Person.
     Any approval or direction of Holders of the Common Securities may be given at a separate meeting of Holders of the Common Securities convened for such purpose, at a meeting of all of the Holders of the Securities in the Trust or pursuant to written consent. The Administrators will cause a notice of any meeting at which Holders of the Common Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of the Common Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.
     No vote or consent of the Holders of the Common Securities will be required for the Trust to redeem and cancel Common Securities or to distribute the Debentures in accordance with the Declaration and the terms of the Securities.
     7. Conversion Rights. Except as otherwise provided in Section 7(d) below, Holders of Capital Securities shall have the right solely on April 1, 2010, to cause the Conversion Agent to convert Capital Securities, in whole or in part, in accordance with the terms of the Declaration and the Indenture, on behalf of the converting Holders, into Debentures, which Debentures shall be converted into shares of Common Stock in the manner described herein and in the Indenture on and subject to the following terms and conditions:
     (a) The Capital Securities are convertible into Debentures which will be convertible into fully paid and nonassessable shares of Common Stock pursuant to the Holder’s direction to the Conversion Agent to convert such Capital Securities for a portion of the Debentures theretofore held by the Trust on the basis of one Capital Security per $1,000 principal amount of Debentures, and convert such amount of Debentures as promptly as practicable thereafter (and in any event within two Business Days of the filing with the Conversion Agent of the certificate required by Section 2.14(f) of the Indenture), into fully paid and nonassessable shares of Common Stock, the number of shares of Common Stock to be issued equal to the aggregate face amount of Securities being exchanged divided by the Stock Price (as hereafter defined), subject to adjustment as described in Section 2.14(d) of the Indenture (the “Conversion Price”). The Conversion Agent may conclusively rely upon the determination of the Conversion Price by the Company. The “Stock Price” shall mean, as determined by the Company in accordance with the requirements of the Indenture, the product of 90% and the volume-weighted average Closing Price of the Common Stock for the period from February 1, 2009 to April 1, 2010; provided, that the Stock Price shall be no less than $0.80 and no greater than $2.00. Nothing contained herein shall prohibit a Holder from converting Securities into Common Stock during a Extension Period.
     (b) To convert all or any portion of the Capital Securities into Debentures and to subsequently convert the Debentures into Common Stock, the Holder shall submit to the Conversion Agent and to the Sponsor at the office designated therefor a request to convert Securities on behalf of such Holder which shall be irrevocable except as provided in this Section 7(b) (the “Conversion Request”), together, if the Securities are in certificated form, with the certificates representing such Securities, duly endorsed or assigned to the Company or in blank. The Conversion Request (A) shall set forth the principal amount of the Securities to be converted, and the name or names, if other than the Holder, in which the shares of Common Stock should be issued; (B) shall set forth the date of the requested conversion (which date must be April 1, 2010) (the “Conversion Date”) which Conversion Request shall be delivered no later than the Business Day prior to the Conversion Date, with the converted Common Stock to be delivered within the time period specified in Section 7(b)(v) below; (C) may make the election described in Section 7(b)(ii) below; and (D) shall direct the Conversion Agent (1) to convert such Capital Securities into a portion of the Debentures held by the Trust (at the rate of exchange specified in the preceding paragraph), and (2) to as promptly as practicable thereafter (and in any event within two Business Days of the filing with the Conversion Agent of the certificate required by Section 2.14(f) of the Indenture) convert such Debentures, on behalf of such Holder, into Common Stock at the Conversion Price. The Conversion Agent shall notify the Trust of the Holder’s election to convert Capital Securities into a portion of the Debentures held by the Trust, and the Institutional Trustee on behalf of the Trust shall, upon receipt of such notice, deliver to the Conversion Agent the appropriate principal amount of Debentures for conversion in accordance with this section. The Conversion Agent shall thereupon notify the Sponsor of the Holder’s election to convert such Debentures into shares of Common Stock. So long as any Securities are outstanding, the Trust shall not convert any Debentures into shares of Common Stock except pursuant to a Conversion Request delivered to the Conversion Agent by a holder of Capital Securities.

     (i) Except as provided in Section 7(b)(i) or 7(b)(iii) below, a Holder of Capital Securities who converts Securities on or prior to a record date shall be entitled to receive, on the next Distribution Payment Date, a distribution equal to the amount of all accrued and unpaid Distributions on such converted Capital Securities, accruing through, but excluding, the date of such conversion.
     (ii) Except as provided in Section 7(b)(iii) below with respect to conversion of Capital Securities after a Redemption/Distribution Notice has been given, if any Securities are converted during an Extension Period, the Holder may elect in the Conversion Request to (x) convert all or any part of the accrued and unpaid Distributions on the converted Securities into shares of Common Stock on the Conversion Date in an amount equal to such accrued and unpaid interest divided by the Conversion Price, provided that such election would not cause Sponsor to be in violation of applicable NYSE rules or (y) receive such accrued and unpaid Distributions on the converted Securities up to, but excluding the Conversion Date, (including Deferred Interest thereon, if any, to the extent permitted by applicable laws, rules or regulations) on the Distribution Payment Date upon which such Extension Period ends. In the event that the Holder does not elect either (x) or (y) in the Conversion Request, the Holder shall be deemed to have elected (y).
     (iii) If a Redemption/Distribution Notice is mailed or otherwise given to Holders, then, if any Holder converts any Securities on any date on or after the date on which such Redemption/Distribution Notice is mailed or otherwise given, such converting Holder shall be entitled to receive on the Conversion Date or as promptly as practicable thereafter (and in any event within three Business Days of the Conversion Date), all accrued and unpaid Distributions on such converted Securities (including Deferred Interest thereon, if any, to the extent permitted by applicable laws, rules or regulations) through, but excluding, the date of such conversion.
     (iv) The Sponsor shall make no payment or allowance for distributions on the             shares of Common Stock issued upon such conversion, except to the extent that such             shares of Common Stock are held of record on the record date for any such distributions or as otherwise provided in Section 2.14(d) of the Indenture. Securities shall be deemed to have been converted and the person entitled to receive such Common Stock shall be treated as record holder thereof immediately prior to 5:00 p.m., Eastern Time, on the Conversion Date. The Person or Persons entitled to receive Common Stock issuable upon conversion of the Securities shall be treated for all purposes as the record holder or holders of such Common Stock at such time.
     (v) As promptly as practicable on or after the Conversion Date (and in any event within two Business Days of the filing with the Conversion Agent of the certificate required by Section 2.14(f) of the Indenture), the Sponsor shall issue and deliver at the office of the Conversion Agent a certificate or certificates for the number of full shares of Common Stock, or Debentures issuable upon such conversion, or in the case of Common Stock, other written evidence thereof if the Common Stock ownership is accounted for in a book entry system, together with the cash payment, if any, in lieu of any fraction of any share, to the Person or Persons entitled to receive the same, unless otherwise directed by the Holder in the Conversion Request, and the Conversion Agent shall distribute such certificate(s) or other written evidence and cash to such Person or Persons. Certificates (with or without legends, as appropriate) for Common Stock may be transmitted by the Sponsor and/or the Conversion Agent to the Holder by crediting the account of the Holder’s prime broker or custodian with Depository Trust Company as directed by such Holder. The Conversion Agent shall have two Business Days following receipt of any such certificate or certificates of Common Stock to deliver the same to Holders.
     (c) After April 1, 2010, the conversion rights of holders of the Debentures to convert the Debentures into Common Stock shall automatically terminate, and the rights of Holders of the Securities to convert the Securities into Common Stock pursuant to this Section 7 will likewise terminate.
     (d) Each Holder of a Capital Security, by acceptance thereof, appoints Wilmington Trust Company as conversion agent (the “Conversion Agent”) for the purpose of effecting the conversion of Securities and conversion of Debentures in accordance with this Section and the Indenture. In effecting the conversion transactions described in this Section, the Conversion Agent shall be acting as agent of the Holders of Securities directing it to effect such transactions. The Conversion Agent is hereby authorized (i) to convert Securities into Debentures held by the Trust in connection with the conversion of such Securities in accordance with this Section and, (ii) to convert all or a portion of the Debentures into Common Stock and thereupon to deliver such shares of Common Stock in accordance with the provisions of this Section and to deliver to the Trust a new Debenture for any resulting unconverted principal amount.
     (e) No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof, such fractional interest will be paid in cash (based on the Conversion Price) by the Sponsor to the Trust, which in turn will make such payment to the Holder or Holders of Securities so converted.
     (f) The Sponsor shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of the Debentures, free from any preemptive or other similar rights, such number of such shares of Common Stock as shall from time to time be issuable upon the conversion of all of the Debentures then outstanding. Notwithstanding the foregoing, the Sponsor shall be entitled to deliver, upon conversion of Debentures, shares of Common Stock reacquired and held in the treasury of the Sponsor (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances. Any shares of Common Stock issued upon conversion of the Debentures shall be duly authorized, validly issued, fully paid and nonassessable. The Trust shall deliver the shares of Common Stock received upon conversion of the Debentures to the converting Holder free and clear of all liens, charges, security interests and encumbrances, except for United States withholding taxes. Each of the Sponsor and the Trust shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all applicable requirements as to registration or qualification of the Common Stock issuable upon conversion of Debentures (and all requirements to list such Common Stock on any national securities exchange or quotation system that are at the time applicable), to enable the Sponsor lawfully to issue Common Stock to the Trust upon conversion of the Debentures and to enable the Trust lawfully to deliver Common Stock to each Holder upon such conversion.
     (g) The Sponsor shall pay any and all taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion of Debentures and the delivery of shares of Common Stock by the Trust to the Holder upon conversion. The Sponsor shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the Securities so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Trust the amount of any such tax or has established to the satisfaction of the Trust that such tax has been paid.
     (h) Nothing in the preceding subsection (g) shall limit the requirement of the Trust to withhold taxes pursuant to the terms of the Securities or as set forth in this Declaration or otherwise require the Institutional Trustee or the Trust to pay any amounts on account of such withholding.
     (i) On or after April 2, 2010, Holders of Capital Securities shall have registration rights with respect to the Capital Securities and the Common Stock issued upon conversion of Debentures, as set forth in Section 4.7 of the Investment Agreement dated as of December 17, 2008 between the Company and the original Holder, as if such Capital Securities and Common Stock were “Registrable Securities” thereunder. In connection therewith, Holders of Capital Securities shall have the right to request the Sponsor to provide for the exchange of definitive Capital Securities Certificates for Book-Entry Capital Securities, the designation of the Capital Securities for trading in the PORTAL system if available and to make any amendments to this Declaration or the Capital Securities required under the Trust Indenture Act in connection therewith.
     8. Amendments to Declaration and Indenture.
     (a) In addition to any requirements under Section 11.1 of the Declaration, if any proposed amendment to the Declaration provides for, or the Trustees, Sponsor or Administrators otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Securities, whether by way of amendment to the Declaration or otherwise, or (ii) the Liquidation of the Trust, other than as described in Section 7.1 of the Declaration, then the Holders of outstanding Securities, voting together as a single class, will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of not less than a Majority in liquidation amount of the Securities affected thereby; provided, however, if any amendment or proposal referred to in clause (i) above would adversely affect only the Capital Securities or only the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a Majority in liquidation amount of such class of Securities.
     (b) In the event the consent of the Institutional Trustee as the holder of the Debentures is required under the Indenture with respect to any amendment, modification or termination of the Indenture or the Debentures, the Institutional Trustee shall request the written direction of the Holders of the Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification, or termination as directed by a Majority in liquidation amount of the Securities voting together as a single class; provided, however, that where a consent under the Indenture would require a Super Majority, the Institutional Trustee may only give such consent at the written direction of the Holders of not less than the proportion in liquidation amount of the Securities which the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding.
     (c) Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee or (iii) cause the Trust to be deemed an Investment Company which is required to be registered under the Investment Company Act.
     (d) Notwithstanding any provision of the Declaration, the right of any Holder of the Capital Securities to receive payment of distributions and other payments upon redemption or otherwise, on or after their respective due dates, or to institute a suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder. For the protection and enforcement of the foregoing provision, each and every Holder of the Capital Securities shall be entitled to such relief as can be given either at law or equity.
     9. Pro Rata. A reference in these terms of the Securities to any payment, distribution or treatment as being “Pro Rata” shall mean pro rata to each Holder of the Securities according to the aggregate liquidation amount of the Securities held by the relevant Holder in relation to the aggregate liquidation amount of all Securities outstanding unless, in relation to a payment, an Event of Default has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each Holder of the Capital Securities Pro Rata according to the aggregate liquidation amount of the Capital Securities held by the relevant Holder relative to the aggregate liquidation amount of all Capital Securities outstanding, and only after satisfaction of all amounts owed to the Holders of the Capital Securities, to each Holder of the Common Securities Pro Rata according to the aggregate liquidation amount of the Common Securities held by the relevant Holder relative to the aggregate liquidation amount of all Common Securities outstanding.
     10. Ranking. The Capital Securities rank pari passu with, and payment thereon shall be made Pro Rata with, the Common Securities except that, where an Event of Default has occurred and is continuing, the rights of Holders of the Common Securities to receive payment of Distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of the Holders of the Capital Securities with the result that no payment of any

Distribution on, or Redemption Price or Special Redemption Price of, any Common Security, and no other payment on account of redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all outstanding Capital Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price or Special Redemption Price the full amount of such Redemption Price or the Special Redemption Price on all outstanding Capital Securities then called for redemption, shall have been made or provided for, and all funds immediately available to the Institutional Trustee shall first be applied to the payment in full in cash of all Distributions on, or the Redemption Price or the Special Redemption Price of, the Capital Securities then due and payable.
     11. Acceptance of Guarantee and Indenture. Each Holder of the Capital Securities and the Common Securities, by the acceptance of such Securities, agrees to the provisions of the Guarantee, including the subordination provisions therein and to the provisions of the Indenture.
     12. No Preemptive Rights. The Holders of the Securities shall have no, and the issuance of the Securities is not subject to, preemptive or similar rights to subscribe for any additional securities.
     13. Miscellaneous. These terms constitute a part of the Declaration. The Sponsor will provide a copy of the Declaration, the Guarantee, and the Indenture to a Holder without charge on written request to the Sponsor at its principal place of business.

EXHIBIT A-1
FORM OF CONVERTIBLE CAPITAL SECURITY CERTIFICATE
[FORM OF FACE OF SECURITY]
     [FOR BOOK-ENTRY CAPITAL SECURITIES ONLY] [THIS CAPITAL SECURITY IS A GLOBAL CAPITAL SECURITY WITHIN THE MEANING OF THE DECLARATION HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (“DTC”) OR A NOMINEE OF DTC. THIS CAPITAL SECURITY IS EXCHANGEABLE FOR CAPITAL SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE DECLARATION, AND NO TRANSFER OF THIS CAPITAL SECURITY (OTHER THAN A TRANSFER OF THIS CAPITAL SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.
     [FOR BOOK-ENTRY CAPITAL SECURITIES ONLY] [UNLESS THIS CAPITAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO FLAGSTAR STATUTORY TRUST XI OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CAPITAL SECURITY ISSUED IS REGISTERED AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) TO THE DEBENTURE ISSUER OR THE TRUST, (B) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO A “NON U.S. PERSON” IN AN “OFFSHORE TRANSACTION” PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT TO AN “ACCREDITED

INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE DEBENTURE ISSUER’S AND THE TRUST’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM IN ACCORDANCE WITH THE AMENDED AND RESTATED DECLARATION OF TRUST, A COPY OF WHICH MAY BE OBTAINED FROM THE DEBENTURE ISSUER OR THE TRUST. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.
     THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (EACH A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SECURITY IS NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH THERE IS NO APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.
     IN CONNECTION WITH ANY TRANSFER, THE HOLDER OF THIS SECURITY WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS MAY BE REQUIRED BY THE AMENDED AND RESTATED DECLARATION OF TRUST TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

A-1-2

     THIS SECURITY WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS SECURITY IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS SECURITY FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS SECURITY, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS SECURITY.

A-1-3

Certificate Number [P-001]	Number of Capital Securities:
[CUSIP No.                                        ]
Certificate Evidencing Convertible Capital Securities
of
Flagstar Statutory Trust XI
(liquidation amount $1,000 per Capital Security)
     Flagstar Statutory Trust XI, a statutory trust created under the laws of the State of Delaware (the “Trust”), hereby certifies that [                    ] (the “Holder”), is the registered owner of                      capital securities of the Trust representing undivided beneficial interests in the assets of the Trust (liquidation amount $1,000 per Capital Security) (the “Capital Securities”). Subject to the Declaration (as defined below), the Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this Certificate duly endorsed and in proper form for transfer. The Capital Securities represented hereby are issued pursuant to, and the designation, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities shall in all respects be subject to, the provisions of the Amended and Restated Declaration of Trust of the Trust, dated as of June 30, 2009, among Mark T. Hammond and Paul D. Borja, as Administrators, Wilmington Trust Company, as Delaware Trustee, Wilmington Trust Company, as Institutional Trustee, Flagstar Bancorp, Inc., as Sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Trust, including the designation of the terms of the Capital Securities as set forth in Annex I to the Declaration, as the same may be amended from time to time (the “Declaration”). Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Guarantee to the extent provided therein. The Sponsor will provide a copy of the Declaration, the Guarantee, and the Indenture to the Holder without charge upon written request to the Sponsor at its principal place of business.
     By acceptance of this Security, the Holder is bound by the Declaration and is entitled to the benefits thereunder.
     By acceptance of this Security, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Capital Securities as evidence of beneficial ownership in the Debentures.
     This Capital Security is governed by, and shall be construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws.

A-1-4

     IN WITNESS WHEREOF, the Trust has duly executed this certificate.

FLAGSTAR STATUTORY TRUST XI
By:
Name:
	Title:	Administrator

Dated:
CERTIFICATE OF AUTHENTICATION
     This represents Capital Securities referred to in the within-mentioned Declaration.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Institutional Trustee
By:
Authorized Signatory

Dated:

A-1-5

[FORM OF REVERSE OF SECURITY]
     Distributions payable on each Capital Security will be payable at a fixed per annum rate of interest, equal to 10% (the “Distribution Rate”) of the stated liquidation amount of $1,000 per Capital Security (provided, however, that the Distribution Rate for any Distribution Period may not exceed the highest rate permitted by New York law, as the same may be modified by United States law of general applicability), such Distribution Rate being the rate of interest payable on the Debentures to be held by the Institutional Trustee. Distributions in arrears for more than one quarterly period will bear interest thereon compounded quarterly at the Distribution Rate for each such quarterly period (to the extent permitted by applicable law). The term “Distributions” as used herein includes cash distributions, any such compounded distributions and any Additional Interest payable on the Debentures unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Institutional Trustee and to the extent the Institutional Trustee has funds legally available in the Property Account therefor. The amount of Distributions payable for any period shall be computed for any full quarterly Distribution period on the basis of a 360-day year consisting of twelve 30 day months.
     Except as otherwise described below, Distributions on the Capital Securities will be cumulative, will accrue from the date of original issuance and will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year or, if any such day is not a Business Day, then the next succeeding Business Day, commencing on September 15, 2009 (each, a “Distribution Payment Date”). Subject to prior submission of Notice (as defined in the Indenture), and so long as no Event of Default pursuant to paragraphs (c), (e), (f) or (g) of Section 5.01 of the Indenture has occurred and is continuing, the Debenture Issuer has the right under the Indenture to defer payments of interest on the Debentures by extending the interest distribution period for up to 20 consecutive quarterly periods (each, an “Extension Period”) at any time and from time to time on the Debentures, subject to the conditions described below, during which Extension Period no interest shall be due and payable (except any Additional Interest that may be due and payable). During any Extension Period, interest will continue to accrue on the Debentures, and interest on such accrued interest (such accrued interest and interest thereon referred to herein as “Deferred Interest”) will accrue at an annual rate equal to the Distribution Rate in effect for each such Extension Period, compounded quarterly from the date such Deferred Interest would have been payable were it not for the Extension Period, to the extent permitted by law. No Extension Period may end on a date other than a Distribution Payment Date. At the end of any such Extension Period, the Debenture Issuer shall pay all Deferred Interest then accrued and unpaid on the Debentures; provided, however, that no Extension Period may extend beyond the Maturity Date, Redemption Date (to the extent redeemed) or Special Redemption Date. Prior to the termination of any Extension Period, the Debenture Issuer may further extend such period; provided, that such period together with all such previous and further consecutive extensions thereof shall not exceed 20 consecutive quarterly periods, or extend beyond the Maturity Date, Redemption Date (to the extent redeemed) or Special Redemption Date. Upon the termination of any Extension Period and upon the payment of all Deferred Interest, the Debenture Issuer may commence a new Extension Period, subject to the foregoing requirements. No interest or Deferred Interest (except any Additional Amounts that may be due and payable) shall be due and payable during an Extension Period, except at the end thereof, but Deferred Interest shall accrue upon each installment of

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interest that would otherwise have been due and payable during such Extension Period until such installment is paid. If Distributions are deferred, the Distributions due shall be paid on the date that the related Extension Period terminates to Holders of the Securities as they appear on the books and records of the Trust on the record date immediately preceding such date. Distributions on the Securities must be paid on the dates payable (after giving effect to any Extension Period) to the extent that the Trust has funds legally available for the payment of such distributions in the Property Account of the Trust. The Trust’s funds available for Distribution to the Holders of the Securities will be limited to payments received from the Debenture Issuer. The payment of Distributions out of moneys held by the Trust is guaranteed by the Guarantor pursuant to the Guarantee.
     The Capital Securities shall be redeemable and convertible into Common Stock of the Sponsor as provided in the Declaration.

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ASSIGNMENT
     FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Security Certificate to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee),
and irrevocably appoints                                                              as agent to transfer this Capital Security Certificate on the books of the Trust. The agent may substitute another to act for it, him or her.
Date:
Signature:
(Sign exactly as your name appears on the other side of this Capital Security Certificate)
Signature Guarantee:1

[1]	Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Security registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A-2
FORM OF COMMON SECURITY CERTIFICATE
     THIS COMMON SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION.
     EXCEPT AS SET FORTH IN SECTION 8.1(b) OF THE DECLARATION (AS DEFINED BELOW), THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED.

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Certificate Number [C-001]	Number of Common Securities:
Certificate Evidencing Common Securities
of
Flagstar Statutory Trust XI
     Flagstar Statutory Trust XI, a statutory trust created under the laws of the State of Delaware (the “Trust”), hereby certifies that Flagstar Bancorp, Inc. (the “Holder”) is the registered owner of ___ common securities of the Trust representing undivided beneficial interests in the assets of the Trust (liquidation amount $1,000 per Common Security) (the “Common Securities”). The Common Securities represented hereby are issued pursuant to, and the designation, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities shall in all respects be subject to, the provisions of the Amended and Restated Declaration of Trust of the Trust, dated as of June 30, 2009, among Mark T. Hammond and Paul D. Borja, as Administrators, Wilmington Trust Company, as Delaware Trustee, Wilmington Trust Company, as Institutional Trustee, the Holder, as Sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Trust, including the designation of the terms of the Common Securities as set forth in Annex I to the Declaration, as the same may be amended from time to time (the “Declaration”). Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Sponsor will provide a copy of the Declaration and the Indenture to the Holder without charge upon written request to the Sponsor at its principal place of business.
     As set forth in the Declaration, when an Event of Default has occurred and is continuing, the rights of Holders of Common Securities to payment in respect of Distributions and payments upon Liquidation, redemption or otherwise are subordinated to the rights of payment of Holders of the Capital Securities.
     By acceptance of this Certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.
     By acceptance of this Certificate, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Common Securities as evidence of undivided beneficial ownership in the Debentures.
     This Common Security is governed by, and shall be construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws.

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     IN WITNESS WHEREOF, the Trust has executed this certificate as of this                      day of                                         , 2009.

FLAGSTAR STATUTORY TRUST XI
By:
Name:
	Title:	Administrator

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[FORM OF REVERSE OF SECURITY]
     Distributions payable on each Common Security will be identical in amount to the Distributions payable on each Capital Security, which is at a fixed per annum rate of interest equal to 10% (the “Distribution Rate”) of the stated liquidation amount of $1,000 per Capital Security (provided, however, that the Distribution Rate for any Distribution Period may not exceed the highest rate permitted by New York law, as the same may be modified by United States law of general applicability), such Distribution Rate being the rate of interest payable on the Debentures to be held by the Institutional Trustee. Distributions in arrears for more than one quarterly period will bear interest thereon compounded quarterly at the Distribution Rate for each such quarterly period (to the extent permitted by applicable law). The term “Distributions” as used herein includes cash distributions, any such compounded distributions and any Additional Interest payable on the Debentures unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Institutional Trustee and to the extent the Institutional Trustee has funds legally available in the Property Account therefor. The amount of Distributions payable for any period shall be computed for any full quarterly Distribution Period on the basis of a 360-day year consisting of twelve 30 day months.
     Except as otherwise described below, Distributions on the Common Securities will be cumulative, will accrue from the date of original issuance and will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year or if any such day is not a Business Day, then the next succeeding Business Day, commencing on September 15, 2009 (each, a “Distribution Payment Date”). Subject to prior submission of Notice (as defined in the Indenture), and so long as no Event of Default pursuant to paragraphs (c), (e), (f) or (g) of Section 5.01 of the Indenture has occurred and is continuing, the Debenture Issuer has the right under the Indenture to defer payments of interest on the Debentures by extending the interest distribution period for up to 20 consecutive quarterly periods (each, an “Extension Period”) at any time and from time to time on the Debentures, subject to the conditions described below, during which Extension Period no interest shall be due and payable (except any Additional Interest that may be due and payable). During any Extension Period, interest will continue to accrue on the Debentures, and interest on such accrued interest (such accrued interest and interest thereon referred to herein as “Deferred Interest”) will accrue at an annual rate equal to the Distribution Rate in effect for each such Extension Period, compounded quarterly from the date such Deferred Interest would have been payable were it not for the Extension Period, to the extent permitted by law. No Extension Period may end on a date other than a Distribution Payment Date. At the end of any such Extension Period, the Debenture Issuer shall pay all Deferred Interest then accrued and unpaid on the Debentures; provided, however, that no Extension Period may extend beyond the Maturity Date, Redemption Date (to the extent redeemed) or Special Redemption Date. Prior to the termination of any Extension Period, the Debenture Issuer may further extend such period, provided, that such period together with all such previous and further consecutive extensions thereof shall not exceed 20 consecutive quarterly periods, or extend beyond the Maturity Date, Redemption Date (to the extent redeemed) or Special Redemption Date. Upon the termination of any Extension Period and upon the payment of all Deferred Interest, the Debenture Issuer may commence a new Extension Period, subject to the foregoing requirements. No interest or Deferred Interest (except any Additional Interest that may be due and payable) shall be due and payable during an Extension

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Period, except at the end thereof, but Deferred Interest shall accrue upon each installment of interest that would otherwise have been due and payable during such Extension Period until such installment is paid. If Distributions are deferred, the Distributions due shall be paid on the date that the related Extension Period terminates to Holders of the Securities as they appear on the books and records of the Trust on the record date immediately preceding such date.
     Distributions on the Securities must be paid on the dates payable (after giving effect to any Extension Period) to the extent that the Trust has funds legally available for the payment of such distributions in the Property Account of the Trust. The Trust’s funds legally available for Distribution to the Holders of the Securities will be limited to payments received from the Debenture Issuer. The payment of Distributions out of moneys held by the Trust is guaranteed by the Guarantor pursuant to the Guarantee.
     The Common Securities shall be redeemable as provided in the Declaration.

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ASSIGNMENT
     FOR VALUE RECEIVED, the undersigned assigns and transfers this Common Security Certificate to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee),
and irrevocably appoints                      as agent to transfer this Common Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.
Date:
Signature:
(Sign exactly as your name appears on the other side of this Common Security Certificate)
Signature Guarantee:1

[1]	Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union, meeting the requirements of the Security registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.